Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS AND

INFORMATION REGARDING ELIOKEM INTERNATIONAL SAS

In this exhibit, unless the context otherwise indicates, the terms “OMNOVA Solutions,” “OMNOVA,” the “Company,” “we,” “our” and “us” refer to OMNOVA Solutions Inc. and its consolidated subsidiaries, the term “Eliokem” refers to Eliokem International SAS and its consolidated subsidiaries, the term “Acquisition” refers to the acquisition of Eliokem by OMNOVA and the term “Senior Notes” refers to the $250 million aggregate principal amount of senior notes due 2018 proposed to be issued by OMNOVA in an offering exempt from the registration requirements of the Securities Act of 1933.

EXCHANGE RATE INFORMATION

The following table shows, for the periods indicated, information concerning the exchange rate between U.S. dollars and euros. The information in the following table is expressed in U.S. dollars per euro and is based on the closing rate in New York City for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York. The average rates for the monthly periods presented in these tables were calculated by taking the simple average of the daily closing rates. The average rates for the interim periods and annual periods presented in these tables were calculated by taking the simple average of the closing rates on the last day of each month during the relevant period.

On October 15, 2010, the latest practicable date for which such information was available before the filing of the Current Report on Form 8-K dated October 18, 2010 by OMNOVA, the rate was $1.3992 per €1.00. These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, euros at the rates indicated.

	Period-End Rate	Average Rate
Monthly Data
August 2010	$1.2673	$1.2853
July 2010	1.3033	1.2631
June 2010	1.2229	1.2267
May 2010	1.2304	1.2809
April 2010	1.3314	1.3412
March 2010	1.3509	1.3563
February 2010	1.3617	1.3740
January 2010	1.3863	1.4090
December 2009	1.4316	1.4667
November 2009	1.5017	1.4867
October 2009	1.4717	1.4676
September 2009	1.4634	1.4485
August 2009	1.4336	1.4295
July 2009	1.4253	1.4141
June 2009	1.4029	1.4085
May 2009	1.4140	1.3685
April 2009	1.3230	1.3258
March 2009	1.3286	1.2981
February 2009	1.2676	1.2741
January 2009	1.2805	1.3387
December 2008	1.3969	1.3335

Interim Period Data
Eight months ended August 31, 2010	1.2376	1.3031
Eight months ended August 31, 2009	1.4336	1.3594
Twelve months ended August 31, 2010	1.2376	1.3636
Twelve months ended August 31, 2009	1.4336	1.3604

Annual Data (Year ended December 31)
2009	1.4316	1.3954
2008	1.3969	1.4696
2007	1.4598	1.3750

Summary Unaudited Pro Forma Combined Financial Data

The following table presents OMNOVA’s and Eliokem’s summary unaudited pro forma combined financial data. The unaudited pro forma combined financial data were derived from the unaudited pro forma combined financial statements contained elsewhere in this exhibit. These pro forma financial statements give effect to the offer of the Senior Notes and related transactions and the proposed Acquisition as if they occurred as of December 1, 2008 for statement of operations data and as of August 31, 2010 for balance sheet data. The summary pro forma financial data should be read in conjunction with “Unaudited Pro Forma Combined Financial Statements” and related notes appearing elsewhere in this exhibit.

	Year Ended November 30, 2009(1)	Twelve Months Ended August 31, 2010(1)
	(in millions of U.S. Dollars)
Statement of Operations Data:
Net Sales	$925.8	$1,103.1
Cost of goods sold	699.6	850.7

Gross profit	226.2	252.4
Selling, general and administrative	130.5	132.5
Depreciation and amortization	39.0	37.3
Fixed asset impairment	1.1	6.6
Restructuring and severance	8.8	1.1
Interest expense	36.8	36.5
Other (income) expense, net	(6.2)	3.8

	210.0	217.8

Income from continuing operations before income taxes	16.2	34.6
Income tax expense	1.7	2.8

Net income	$14.5	$31.8

Other Data:
EBITDA(2)	$92.1	$108.4
Adjusted EBITDA(2)	99.5	128.7
Capital expenditures	18.8	28.0
Ratio of Adjusted EBITDA to interest expense(3)	2.7	3.5
Ratio of total debt to Adjusted EBITDA	4.5	3.5

		As of August 31, 2010(1)
Balance Sheet Data:
Cash and cash equivalents		$58.0
Working capital		119.2
Total assets		751.6
Total debt(4)		450.2
Total liabilities		712.7
Shareholders’ equity		38.9

(1)

OMNOVA and Eliokem have different fiscal year-ends. OMNOVA’s fiscal year ends November 30 while Eliokem’s fiscal year ends December 31. For ease of reference, all pro forma statements use OMNOVA’s period-end date and no adjustments were made to Eliokem’s reported information for its different period end dates. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended November 30, 2009 combines OMNOVA’s audited consolidated statement of operations for the fiscal year ended November 30, 2009 with Eliokem’s consolidated statement of operations for the fiscal year ended December 31, 2009 and is presented as if the Acquisition had occurred on December 1, 2008. The unaudited pro forma condensed combined statement of financial condition as of August 31, 2010 combines OMNOVA’s and Eliokem’s consolidated statement of financial condition as of August 31, 2010, and is presented as if the Acquisition had occurred on August 31, 2010. All amounts for Eliokem have been translated into U.S. dollars for presentation purposes by converting the average monthly results of operations of Eliokem from euros into U.S. dollars using the average exchange rate for the statement of operating data and the period end exchange rate for the balance sheet data as set forth elsewhere in this exhibit. While the euro is Eliokem’s functional currency, the underlying transactions for Eliokem are transacted in other currencies that were translated into Eliokem’s functional currency. The translation of Eliokem’s euro-reported amounts into U.S. dollars in the unaudited pro forma combined financial data does not contemplate or reflect any translation differences between the U.S. dollar and any underlying currency of Eliokem’s transactions other than Eliokem’s functional currency.

(2)	EBITDA is calculated as net income less interest expense, amortization of deferred financing costs, taxes and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA less debt redemption expense, restructuring and severance, asset impairments, non-cash stock compensation and other items. Other items include pension curtailments, gains or losses on asset sales, work stoppage costs, tax indemnifications, legal settlements, flood-related costs, gain on the dissolution of the RohmNova joint venture, translation gains and losses on foreign denominated debt and other non-recurring items. Below is a reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA.

	Year Ended November 30, 2009	Twelve Months Ended August 31, 2010
	(in millions of U.S. Dollars)
Net income	$14.5	$31.8
Interest expense	34.3	33.9
Amortization of deferred financing costs	2.6	2.6
Income tax	1.7	2.8
Depreciation and amortization	39.0	37.3

EBITDA	92.1	108.4

Restructuring and severance	6.0	1.1
Asset impairments	1.1	6.6
Non-cash stock compensation	2.8	3.5
Other(a)	(2.5)	9.1

Adjusted EBITDA	$99.5	$128.7

(a)	Other includes, for the year ended November 30, 2009, a pension plan curtailment gain of $1.0 million, flood-related costs of $0.6 million, non-cash net currency translation gains on Eliokem debt denominated in U.S. dollars of $2.0 million and net gains on asset sales of $0.1 million, and for the twelve months ended August 31, 2010, a gain of $9.7 million on the dissolution of the RohmNova joint venture, non-cash net currency translation losses on Eliokem debt denominated in U.S. dollars of $13.8 million, a pension plan curtailment gain of $0.4 million, strike-related costs of $4.3 million, customs charges of $0.8 million and a legal settlement of $0.3 million.

(3)	The Ratio of Adjusted EBITDA to Interest Expense is calculated by dividing the Adjusted EBITDA for the relevant period by the sum of (a) the total interest expense for the same period and (b) deferred financing costs for the same period.

(4)	Includes estimated original issue discount or upfront fees.

Eliokem Summary Historical Financial Data

The following table presents summary historical financial data of Eliokem as of the dates and for the periods indicated. The historical financial data as of December 31, 2008 and 2009 and for each of the fiscal years ended December 31, 2007, 2008 and 2009 are derived from the audited consolidated financial statements of Eliokem included elsewhere in this exhibit. The historical financial data as of August 31, 2010 and for the eight-month and last twelve-month periods ended August 31, 2009 and 2010 are derived from the unaudited consolidated financial statements of Eliokem included elsewhere in this exhibit and include, in the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for such periods and may not necessarily be indicative of the full-year results. Although Eliokem’s historical financial statements were prepared in euros, they are translated below into U.S. dollars based on the monthly average exchange rate data in the “Exchange Rate Information” section of this exhibit. Eliokem’s historical financial statements have been prepared in accordance with U.S. GAAP.

The summary historical financial data of Eliokem should be read in conjunction with Eliokem’s financial statements and related notes appearing elsewhere in this exhibit.

	Year Ended December 31,			Eight Months Ended August 31,		Last Twelve Months August 31,
	2007	2008	2009	2009	2010	2009	2010
	(in millions of U.S. Dollars)
Statement of Operations Data:
Net Sales	$228.1	$289.5	$229.4	$148.6	$195.2	$227.8	$276.1
Cost of goods sold	170.0	220.9	162.9	106.1	137.4	168.2	194.3

Gross profit	58.1	68.6	66.5	42.5	57.8	59.6	81.8

Selling, general and administrative	29.6	35.5	30.6	20.1	21.9	29.7	32.4
Depreciation and amortization	12.5	14.3	13.4	8.5	8.3	14.9	13.2
Restructuring and severance(1)	1.1	1.1	6.7	6.1	—	6.3	.5
Interest expense	15.5	18.0	17.2	11.3	10.5	18.3	16.6
Other (income) expense, net	(8.9)	5.5	(3.9)	(3.9)	12.4	.5	12.3

	49.8	74.4	64.0	42.1	53.1	69.7	75.0

Income (loss) before income taxes	8.3	(5.8)	2.5	.4	4.7	(10.1)	6.8
Income tax expense (benefit)	2.5	(3.3)	1.3	.2	2.4	(5.8)	3.5

Net income (loss)	$5.8	$(2.5)	$1.2	$.2	$2.3	$(4.3)	$3.3

	Year Ended December 31,			Eight Months Ended August 31,		Last Twelve Months August 31,
	2007	2008	2009	2009	2010	2009	2010
	(in millions of U.S. Dollars)

Balance Sheet Data:
Cash and cash equivalents	$10.1	$15.1	$24.1	$30.9	$30.8	$30.9	$30.8
Working capital(2)	28.2	41.1	44.1	37.6	40.5	37.6	40.5
Total assets	264.9	280.9	285.8	296.0	280.9	296.0	280.9
Total debt(3)	166.8	198.4	205.2	206.0	194.2	206.0	194.2
Payable to third parties	124.0	144.9	144.8	147.5	137.2	147.5	137.2
Payable to equity owners(3)	42.8	53.5	60.4	58.5	57.0	58.5	57.0
Total liabilities	244.6	265.5	268.0	279.7	259.1	279.7	259.1
Shareholders’ equity	20.3	15.4	17.7	16.3	21.8	16.3	21.8
Other Data:
Capital expenditures	$10.1	$11.0	$8.4	$4.0	$9.6	$7.5	$14.2
EBITDA(4)	36.3	26.5	33.2	20.2	23.5	23.1	36.6
Adjusted EBITDA(4)	28.5	34.6	35.1	21.5	36.8	30.4	51.0

(1)	Restructuring and severance consisted primarily of severance costs for all periods presented.

(2)	Working capital is defined as total current assets excluding cash less total current liabilities, excluding current portion of long-term debt.

(3)	Total debt includes convertible bonds that are payable to the equity owners or other related parties of Eliokem. These convertible bonds bear interest at 10.0%, with interest and principal due at maturity in 2016 and payable in cash upon a change in control in ownership of Eliokem. These convertible bonds may be redeemed for ordinary shares of Eliokem at the election of Eliokem. As required under U.S. GAAP, these convertible bonds are included as debt in Eliokem’s consolidated financial statements due to the potential cash payment features of the convertible bonds.

(4)	EBITDA is calculated as net income (loss) less interest expense, amortization of deferred financing costs, taxes and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA less restructuring and severance and other items, primarily translation gains and losses on debt denominated in U.S. dollars, and losses on asset sales. Below is a reconciliation from net income (loss) to EBITDA and from EBITDA to Adjusted EBITDA.

	Year Ended December 31,			Eight Months Ended August 31,		Last Twelve Months August 31,
	2007	2008	2009	2009	2010	2009	2010
	(in millions of U.S. Dollars)
Income (loss) from continuing operations	$5.8	$(2.5)	$1.2	$.2	$2.3	$(4.3)	$3.3
Interest expense	15.0	17.5	16.8	11.0	10.2	17.8	16.1
Amortization of deferred finance costs	.5	.5	.5	.3	.3	.5	.5
Income tax	2.5	(3.3)	1.3	.2	2.4	(5.8)	3.5
Depreciation and amortization	12.5	14.3	13.4	8.5	8.3	14.9	13.2

EBITDA	36.3	26.5	33.2	20.2	23.5	23.1	36.6
Restructuring and severance	1.1	1.1	3.9	3.9	—	3.8	.5
Other(a)	(8.9)	7.0	(2.0)	(2.6)	13.3	3.5	13.9

Adjusted EBITDA	$28.5	$34.6	$35.1	$21.5	$36.8	$30.4	$51.0

(a)	Other consists of non-cash net currency translation gains and losses, primarily on debt denominated in U.S. dollars, and losses on asset sales.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements, or pro forma statements, give effect to the acquisition by OMNOVA of Eliokem and related financings on the historical financial position and results of operations of OMNOVA and Eliokem. The historical financial information set forth below has been derived from, and should be read in connection with, the financial statements of OMNOVA and the financial statements of Eliokem, which are included elsewhere in this exhibit.

The pro forma statements give effect to the proposed Acquisition and the related financings as if the transactions had been consummated for the combined statements of operations on December 1, 2008 and for the combined balance sheet on August 31, 2010 under the acquisition method of accounting.

The pro forma statements are provided for informational purposes only and do not purport to represent what the combined financial position or results of operations actually would have been had the Acquisition and related financings and other pro forma adjustments occurred on the dates indicated. Additionally, the pro forma statements are not necessarily indicative of the future financial condition or results of operations of OMNOVA.

We have translated the historical financial information of Eliokem set forth below from euros into U.S. dollars based on the exchange rate data included elsewhere in this exhibit.

The Acquisition

OMNOVA entered into a letter agreement, dated as of September 21, 2010, with AXA Private Equity on behalf of and as agent for the Eliokem sellers. Pursuant to the terms of the letter agreement, after completion of the consultation process with the French works council, and subject to certain conditions, AXA Private Equity will have the right to require OMNOVA to enter into a sale and purchase agreement with the Eliokem sellers.

Pursuant to the terms of the purchase agreement, OMNOVA will agree to acquire all of the outstanding ordinary shares of Eliokem, as well as all warrants to purchase Eliokem ordinary shares, debt securities convertible into Eliokem ordinary shares and debt securities redeemable for Eliokem ordinary shares, from the Eliokem sellers for an aggregate purchase price of €227.5 million in cash, less amounts for Eliokem’s net debt and debt-like items, and subject to working capital and capital expenditure adjustments.

In addition to the consultation process with the French works council, the closing of the Acquisition will be subject to completion of the purchase agreement and other definitive agreements, as well as the satisfaction or waiver of customary and other conditions, including the receipt of any required antitrust approval and OMNOVA’s receipt of long-term debt financing in an amount sufficient to fund the purchase price of the Acquisition and repayment of the existing term loan and Eliokem’s existing debt.

OMNOVA SOLUTIONS INC.

Unaudited Pro Forma Combined Statements of Operations

For the Twelve Months Ended November 30, 2009

(Dollars in millions)

	Historical
	Twelve Months Ended
	November 30, 2009	December 31, 2009	Pro Forma Adjustments (see Note 5)
	OMNOVA	Eliokem	Debt Transactions		Acquisition Transactions		Pro Forma Combined
Net Sales	$696.4	$229.4	$—		$—		$925.8
Cost of goods sold	536.7	162.9	—		—		699.6

Gross profit	159.7	66.5	—		—		226.2
Selling, general and administrative	99.9	30.6	—		—		130.5
Depreciation and amortization	22.9	13.4	—		2.7	(a)	39.0
Fixed asset impairment	1.1	—	—		—		1.1
Restructuring and severance	2.1	6.7	—		—		8.8
Interest expense	8.1	17.2	11.5	(b)(c)	—		36.8
Other (income) expense, net	(2.3)	(3.9)	—		—		(6.2)

	131.8	64.0	11.5		2.7		210.0

Income from continuing operations before income taxes	27.9	2.5	(11.5)		(2.7)		16.2
Income tax expense (benefit)	1.7	1.3	—		(1.3	)(e)	1.7

Income from continuing operations	$26.2	$1.2	$(11.5)		$(1.4)		$14.5

Adjusted EBITDA (see Note 6)	$64.4	$35.1	$—		$—		$99.5

See notes to unaudited pro forma combined financial statements.

OMNOVA SOLUTIONS INC.

Unaudited Pro Forma Combined Statements of Operations

For the Nine Months Ended August 31, 2010

(Dollars in millions)

	Historical
	Nine Months Ended August 31, 2010	Eight Months Ended August 31, 2010
			Pro Forma Adjustments (see Note 5)
	OMNOVA	Eliokem	Debt Transactions		Acquisition Transactions		Pro Forma Combined
Net Sales	$638.2	$195.2	$—		$—		$833.4
Cost of goods sold	511.6	137.4	—		—		649.0

Gross profit	126.6	57.8	—		—		184.4
Selling, general and administrative	74.5	21.9	—		—		96.4
Depreciation and amortization	15.7	8.3			2.0	(a)	26.0
Fixed asset impairment	6.2	—	—		—		6.2
Restructuring and severance	.5	—	—		—		.5
Interest expense	5.6	10.5	11.1	(b)(c)	—		27.2
Other (income) expense, net	(4.0)	12.4	—		(2.6	)(d)	5.8

	98.5	53.1	11.1		(.6)		162.1

Income (loss) from continuing operations before income taxes	28.1	4.7	(11.1)		.6		22.3
Income tax expense (benefit)	1.7	2.4	—		(2.4	)(e)	1.7

Income (loss) from continuing operations	$26.4	$2.3	$(11.1)		$3.0		$20.6

Adjusted EBITDA (see Note 6)	$57.0	$36.8	$—		$—		$93.8

See notes to unaudited pro forma combined financial statements.

OMNOVA SOLUTIONS INC.

Unaudited Pro Forma Combined Statements of Operations

For the Twelve Months Ended August 31, 2010

(Dollars in millions)

	Historical
	Twelve Months Ended
	August 31, 2010	August 31, 2010	Pro Forma Adjustments (see Note 5)
	OMNOVA	Eliokem	Debt Transactions		Acquisition Transactions		Pro Forma Combined
Net Sales	$827.0	$276.1	$—		$—		$1,103.1
Cost of goods sold	656.4	194.3	—		—		850.7

Gross profit	170.6	81.8	—		—		252.4
Selling, general and administrative	100.1	32.4	—		—		132.5
Depreciation and amortization	21.4	13.2			2.7	(a)	37.3
Fixed asset impairment	6.6	—	—		—		6.6
Restructuring and severance	.6	.5	—		—		1.1
Interest expense	7.5	16.6	12.4	(b)(c)	—		36.5
Other (income) expense, net	(5.9)	12.3	—		(2.6	)(d)	3.8

	130.3	75.0	12.4		(.1)		217.8

Income (loss) from continuing operations before income taxes	40.3	6.8	(12.4)		—		34.6
Income tax expense (benefit)	2.8	3.5	—		(3.5	)(e)	2.8

Income (loss) from continuing operations	$37.5	$3.3	$(12.4)		$3.4		$31.8

Adjusted EBITDA (see Note 6)	$77.7	$51.0	$—		$—		$128.7

See notes to unaudited pro forma combined financial statements.

OMNOVA SOLUTIONS INC.

Unaudited Pro Forma Combined Balance Sheets

As of August 31, 2010

(Dollars in million, except share data)

	Historical		Pro Forma Adjustments (see Note 5)				Pro Forma Combined
	OMNOVA	Eliokem	Debt Transactions		Acquisition Transactions
ASSETS:
Current Assets
Cash and cash equivalents	$59.7	$30.8	$288.9	(f)(h)	$(321.4	)(i)	$58.0
Accounts receivable, net	125.4	36.4	—		—		161.8
Inventories	51.0	35.4	—		5.6	(j)	92.0
Prepaid expenses and other	3.1	8.2	—		—		11.3
Deferred income taxes	—	1.3	—		—		1.3

Total Current Assets	239.2	112.1	288.9		(315.8)		324.4

Property, plant and equipment, net	129.6	96.0	—		28.8	(j)	254.4
Trademarks and other intangible assets, net	6.1	70.7	—		79.8	(j)	156.6
Deferred income taxes	1.2	—	—		—		1.2
Other assets	2.8	2.1	11.7	(g)	(1.6	)(j)	15.0

Total Assets	$378.9	$280.9	$300.6		$(208.8)		$751.6

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Amounts due banks	$4.7	$15.1	$.5	(f)	$(15.1	)(i)	$5.2
Accounts payable	81.9	18.9	—		—		100.8
Accrued payroll and personal property taxes	15.8	16.8	—		—		32.6
Employee benefit obligations	2.6	—	—		—		2.6
Deferred income taxes	.9	—	—		—		.9
Other current liabilities	5.1	5.2	—		—		10.3

Total Current Liabilities	111.0	56.0	.5		(15.1)		152.4

Long-term debt	139.7	179.0	305.3	(f)	(179.0	)(i)	445.0
Postretirement benefits other than pensions	8.1	—	—		—		8.1
Pension liability	60.2	7.4	—		—		67.6
Deferred income taxes	.9	16.7			11.6	(j)	29.2
Other liabilities	14.3	—	(3.9	)(h)	—		10.4

Total liabilities	334.2	259.1	301.9		(182.5)		712.7

Shareholders’ Equity
Preference stock	—	—	—		—		—
Common stock	4.5	—	—		—		4.5
Additional contributed capital	316.8	20.4	—		(20.4	)(k)	316.8
Retained deficit	(193.5)	5.5	(5.2	)(g)(h)	(10.0	)(i)(k)	(203.2)
Treasury stock at cost.	(1.3)	—	—		—		(1.3)
Accumulated other comprehensive loss	(81.8)	(4.1)	3.9	(h)	4.1	(k)	(77.9)

Total Shareholders’ Equity	44.7	21.8	(1.3)		(26.3)		38.9

Total Liabilities and Shareholders’ Equity	$378.9	$280.9	$300.6		$(208.8)		$751.6

See notes to unaudited pro forma combined financial statements.

1. Basis of Pro Forma Presentation

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of OMNOVA and Eliokem after giving effect to OMNOVA’s contemplated acquisition of Eliokem and related financing arrangements. All pro forma statements use OMNOVA’s period end date. All pro forma amounts for Eliokem have been translated into U.S. dollars for presentation purposes by converting the monthly results of operations of Eliokem from euros into U.S. dollars using the average exchange rate for the statement of operating data and the period end exchange rate for the balance sheet data as set forth in the “Exchange Rate Information” section of this exhibit.

OMNOVA’s fiscal year ends on November 30 with interim periods ending on February 28 or 29, May 31 and August 31. Eliokem’s fiscal year ends on December 31 with interim periods ending on March 31, June 30 and September 30.

The unaudited pro forma combined balance sheet as of August 31, 2010 is presented as if the Acquisition occurred on August 31, 2010. The unaudited pro forma combined statements of operations for all periods are presented as if the contemplated Acquisition had taken place on December 1, 2008. The unaudited pro forma combined statement of operations for the twelve months ended November 30, 2009 includes results of operations of (1) OMNOVA for the twelve months ended November 30, 2009 and (2) Eliokem for the twelve months ended December 31, 2009. The unaudited pro forma combined statement of operations for the nine months ended August 31, 2010 include results of operations of (1) OMNOVA for the nine months ended August 31, 2010 and (2) Eliokem for the eight months ended August 31, 2010. No adjustments were made to Eliokem’s historical information for its different period end dates.

The allocation of the purchase price used in the unaudited pro forma combined financial statements is based on preliminary estimates of the fair value of assets acquired and liabilities assumed, and the related income tax impact of the acquisition accounting adjustments. OMNOVA expects the purchase price allocation to be completed upon the finalization of the related valuations. The final fair valuations may be materially different from the preliminary valuations. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the Acquisition is completed and after completion of a final analysis to determine the fair values of the tangible assets, identifiable intangible assets, and liabilities as of the date the Acquisition is complete. Accordingly, the final purchase accounting adjustments may be materially different from the pro forma adjustments presented in this exhibit. Increases or decreases in the fair value of the net assets may change the amount of the purchase price allocated to goodwill and other assets and liabilities. This may impact the Unaudited Pro Forma Combined Statements of Operations due to an increase or decrease in the amount of amortization or depreciation of the adjusted assets.

The acquisition method of accounting is based on Accounting Standards Codification, ASC, Subtopic 805-10, “Business Combinations,” and uses the fair value concepts defined in ASC Subtopic 820-10, “Fair Value Measurements and Disclosures,” which OMNOVA has adopted. ASC Subtopic 805-10 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

ASC Subtopic 820-10 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC Subtopic 820-10 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, OMNOVA may be required to record assets that are not intended to be used or sold and/or to value assets at fair value measures that do not reflect OMNOVA’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

1. Basis of Pro Forma Presentation (Continued)

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the Acquisition, at their respective fair values and consolidated with those of OMNOVA. Financial statements and reported results of operations of OMNOVA issued after completion of the Acquisition will reflect these values. Periods prior to completion of the Acquisition will not be retroactively restated to reflect the historical financial position or results of operations of Eliokem.

Under ASC Subtopic 805-10, acquisition-related transaction costs (e.g., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition-related transaction costs expected to be incurred by OMNOVA are estimated to be $7.1 million, of which $2.6 million has been incurred and recognized through August 31, 2010. The remaining estimated expenses totaling $4.5 million are reflected in these unaudited pro forma combined balance sheets as a reduction to cash and an increase to retained deficit. These costs are not reflected in the Unaudited Pro Forma Combined Statements of Operations due to their non-recurring nature. The unaudited pro forma combined financial statements do not reflect any acquisition-related restructuring charges incurred in connection with the Acquisition, and any such costs, if any, will be expensed as incurred.

The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of OMNOVA that would have been reported had the contemplated Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of OMNOVA. The unaudited pro forma combined financial statements should be read in conjunction with OMNOVA’s financial statements for the three and nine months ended August 31, 2010 and for the year ended November 30, 2009, which are included in OMNOVA’s Annual Report on Form 10-K for the year ended November 30, 2009 and Quarterly Report on Form 10-Q for the quarter ended August 31, 2010. Eliokem’s financial statements for the eight months ended August 31, 2010 and the year ended December 31, 2009 are included in this exhibit.

2. Eliokem Acquisition

OMNOVA entered into a letter agreement, dated as of September 21, 2010, with AXA Private Equity on behalf of and as agent for the Eliokem sellers. Pursuant to the terms of the letter agreement, after completion of the consultation process with the French works council, and subject to certain conditions, AXA Private Equity will have the right to require OMNOVA to enter into a sale and purchase agreement with the Eliokem sellers.

Pursuant to the terms of the purchase agreement, OMNOVA will agree to acquire all of the outstanding ordinary shares of Eliokem, as well as all warrants to purchase Eliokem ordinary shares, debt securities convertible into Eliokem ordinary shares and debt securities redeemable for Eliokem ordinary shares, from the Eliokem sellers for an aggregate purchase price of €227.5 million in cash, less amounts for Eliokem’s net debt and debt-like items, and subject to working capital and capital expenditure adjustments.

In addition to the consultation process with the French works council, the closing of the Acquisition will be subject to completion of the purchase agreement and other definitive agreements, as well as the satisfaction or waiver of customary and other conditions, including the receipt of any required antitrust approval and OMNOVA’s receipt of long-term debt financing in an amount sufficient to fund the purchase price of the Acquisition and repayment of the existing term loan and Eliokem’s existing debt.

Eliokem is a global emulsion polymers company headquartered in Villejust, France and with manufacturing facilities located in Le Harve, France; Valia, India; Akron, Ohio; and Ningbo and Caojing, China (which is expected to commence operations in the fourth quarter of 2010). Eliokem also has sale offices in Ohio, Singapore, Shanghai and Mumbai. OMNOVA believes the Acquisition will enhance its Performance Chemicals’ product offerings, provide access to new, adjacent and related markets and enhance the Company’s global capacity while achieving synergies in manufacturing, logistics, purchasing and selling, general and administrative expenses.

3. Financing

In connection with the contemplated Acquisition, OMNOVA will issue $250 million aggregate principal amount of Senior Notes. The notes will have a term of eight years and will be unsecured.

Additionally, OMNOVA will refinance its existing $150 million term loan that had a balance of $141.2 million as of August 31, 2010 with a new $200 million term loan. The new term loan is expected to have a term of six and one-half years. Required annual payments on the new term loan are expected to be $2.0 million, payable in quarterly installments with any remaining balance payable at maturity. The new term loan is expected to be secured by the property, plant and equipment and intangible assets of the combined companies

OMNOVA will also unwind its current $50 million notional amount interest rate swap at a settlement cost to OMNOVA of approximately $4.1 million, which is reflected in the Unaudited Pro Forma Combined Balance Sheets as a reduction to cash and an increase to retained deficit. The corresponding other liability, which is recognized at a fair value of $3.9 million, and accumulated other comprehensive loss have also been adjusted to reflect the settlement. The associated costs are not reflected in the Unaudited Pro Forma Combined Statements of Operations due to their non-recurring nature.

Net proceeds from the Senior Notes and the new term loan will be used for the Acquisition (including the repayment of Eliokem’s debt), the repayment of amounts outstanding under our existing term loan, which had a balance of $141.2 million as of August 31, 2010, related fees and expenses and for general working capital purposes.

OMNOVA expects to incur approximately $12.8 million of deferred financing costs in connection with the issuance of the Senior Notes and the new term loan. These deferred financing costs will be amortized over the respective terms of the underlying debt. OMNOVA’s deferred financing fees of $1.1 million as of August 31 2010 related to the existing term loan will be written-off, and is reflected in the Unaudited Pro Forma Combined Balance Sheets as a reduction to other assets and an increase to retained deficit. Additionally, Eliokem’s deferred financing fees of $1.6 million at August 31, 2010 will not be assumed in the Acquisition.

4. Estimate of Assets Acquired and Liabilities Assumed

The preliminary estimate of the fair values of assets acquired and liabilities assumed as of the closing of the Acquisition were allocated to each of Eliokem’s assets, liabilities and identifiable intangible assets. The excess of purchase price over the estimated fair values of assets acquired and liabilities assumed is allocated to goodwill.

The preliminary estimate of the fair values of assets acquired and liabilities assumed (in millions) is as follows:

	Book Value	Adjustment to Fair Value	Fair Value
Working capital(a)	$69.9	$5.6	$75.5
Net fixed assets(b)	96.0	28.8	124.8
Identifiable intangible assets(b)	26.5	5.3	31.8
Deferred tax assets	1.3	—	1.3
Other net assets	2.1	(1.6)	.5
Goodwill(c)	44.1	74.5	118.6
Deferred tax liabilities(d)	(16.7)	(11.6)	(28.3)
Other liabilities	(7.4)	—	(7.4)

Total consideration paid			$316.8

(a)	The adjustment to working capital is due to an estimated increase in the fair value of inventory acquired based on management’s estimates.

4. Estimate of Assets Acquired and Liabilities Assumed (Continued)

(b)	The fair value of net fixed assets were determined based on management’s estimate of the replacement cost of similar fixed assets using information gathered during OMNOVA’s due diligence process. The fair value of the identifiable intangible assets was determined based on management’s estimate of the preliminary estimated cash flows associated with these identifiable intangible assets based on information gathered during OMNOVA’s due diligence process. At this time, OMNOVA does not have sufficient information as to the amount, timing and risk of cash flows of all of these intangible assets. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, research and development costs, sales and marketing expenses, and working capital); the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, as well as other factors.

(c)	Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

(d)	As of the completion of the Acquisition, OMNOVA will provide deferred taxes and other tax adjustments as part of the allocation of the purchase price due to differences between book valuations and tax valuations, primarily related to the estimated fair value adjustments for net acquired long-lived assets.

OMNOVA expects the purchase price allocation to be finalized upon the completion of the related valuations pursuant to ASC 805. The adjustments to deferred tax accounts reflected in the Unaudited Pro Forma Combined Financial Statements are based on prevailing marginal tax rates within applicable jurisdictions. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the acquisition is completed and after completion of a final analysis to determine the fair values of the tangible assets, identifiable intangible assets, and liabilities as of the date the acquisition is complete. Accordingly, the final purchase accounting adjustments may be materially different from the pro forma adjustments presented in this exhibit. Increases or decreases in the fair value of the net assets may change the amount of the purchase price allocated to goodwill and other assets and liabilities. This may impact the Unaudited Pro Forma Combined Statements of Operations due to an increase or decrease in the amount of amortization or depreciation of the adjusted assets.

The preliminary estimated fair value of the identifiable intangible assets and their weighted-average useful lives have been estimated as follows (dollars in millions):

	Estimated Fair Value	Estimated Useful Life
Patents	$10.1	6 years
Trademarks	11.2	23 years
Customer relationships	8.9	8 years
Other intangibles	1.6	3 – 9 years

	$31.8

Finite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill are also tested for impairment when certain indicators are present. In the future, if it is determined that intangible assets or goodwill are impaired, an impairment charge would be recorded at that time.

5. Pro Forma Adjustments

Pro forma adjustments include the following (all adjustments in millions):

(a) To record incremental depreciation and amortization.

	Year ended November 30, 2009	Nine Months Ended August 31, 2010	Twelve Months Ended August 31, 2010
Reverse Eliokem depreciation and amortization recognized	$(13.4)	$(8.3)	$(13.2)
Estimated amortization of identifiable intangible assets	4.6	3.3	4.6
Estimated depreciation of assets acquired	11.5	7.0	11.3

Pro forma adjustment	$2.7	$2.0	$2.7

(b) To record incremental amortization of new deferred financing costs and original issue discounts.

	Year ended November 30, 2009	Nine Months Ended August 31, 2010	Twelve Months Ended August 31, 2010
Reverse OMNOVA’s amortization of existing deferred financing fees	(.3)	(.2)	(.3)
Reverse Eliokem’s amortization of existing deferred financing fees	(.5)	(.3)	(.5)
Record estimated amortization of original issue discount fees	.5	.3	.5
Record estimated amortization of new deferred financing fees	1.8	1.4	1.8

Pro forma adjustment	$1.5	$1.2	$1.5

OMNOVA estimates it will incur $12.8 million of deferred financing fees and $3.0 million of original issue discounts in connection with the issuance of the Senior Notes and the new term loan. The fees that OMNOVA will ultimately pay under this new debt could vary significantly from what is assumed in these unaudited pro forma combined financial statements, and will depend on the actual timing and amount of borrowings and repayments under the new debt, and OMNOVA’s credit rating and leverage, among other factors.

(c) To record the estimated interest expense on debt.

	Year ended November 30, 2009	Nine Months Ended August 31, 2010	Twelve Months Ended August 31, 2010
Reverse OMNOVA’s existing term loan interest expense	$(6.8)	$(4.9)	$(6.5)
Reverse Eliokem’s interest expense	(16.8)	(10.3)	(16.1)
Estimated interest expense	33.6	25.1	33.5

Pro forma adjustment	$10.0	$9.9	$10.9

OMNOVA estimates a combined weighted average interest rate of 7.3% based on $250 million aggregate principal amount of the Senior Notes and the new term loan in the aggregate principal amount of $200 million. An increase or decrease of 100 basis points in the actual combined weighted average interest rate would impact our interest expense by $4.5 million annually. Additionally, it is expected that the new term loan will have required quarterly payments of $0.5 million.

(d) To reverse acquisition costs of $2.6 million which have been recorded by OMNOVA during 2010. These costs are not reflected in the Unaudited Pro Forma Combined Statements of Operations due to their non-recurring nature.

5. Pro Forma Adjustments (Continued)

(e) OMNOVA performed an analysis of income by jurisdiction and concluded that OMNOVA’s existing deferred tax assets, specifically net operating loss carrryforwards, would be utilized to offset incremental Eliokem pro forma income and accordingly, recognized this benefit within these Unaudited Pro Forma Combined Statements of Operations.

(f) To record anticipated cash and anticipated debt transactions from financing activities.

August 31, 2010
Debt:(1)
Senior Notes	$250.0
New term loan	200.0
Original issue discounts	(3.0)
Pay off existing term loan	(141.2)

Net change in OMNOVA’s total debt	305.8
Less: change in OMNOVA’s short-term debt	(.5)

Net change in OMNOVA’s long-term debt	$305.3

Cash
Received from net change in debt	$305.8
Less: Cash settlement of existing interest rate swap	(4.1)
Debt issuance costs on Senior Notes	(6.9)
Debt issuance costs on new term loan	(4.9)
Debt issuance costs on new revolving credit facility	(1.0)

Net change in cash from debt issuance	$288.9

(1)	See note 3 to these unaudited pro forma combined financial statements for detail of debt transactions.

(g) To record estimated deferred financing costs at August 31, 2010.

August 31, 2010
Record new deferred financing costs on:
Senior Notes	$6.9
New term loan	4.9
New revolving credit facility	1.0
Write-off OMNOVA’s existing deferred financing costs (retained deficit)	(1.1)

Net increase in other assets	$11.7

See pro forma adjustment (b) above. The existing OMNOVA deferred financing fees relate to August 31, 2010 unamortized balance of costs incurred in connection with OMNOVA’s existing term loan, which will be repaid in connection with the entry into the new term loan and the Senior Note offering.

(h) To record cash settlement of OMNOVA’s outstanding interest rate swap at a settlement cost to OMNOVA of approximately $4.1 million, which is reflected as a reduction to cash and an increase to retained deficit. The corresponding other liability, which is recognized at its fair value of $3.9 million, and accumulated other comprehensive loss have also been adjusted to reflect the settlement.

5. Pro Forma Adjustments (Continued)

(i) To recognize the anticipated acquisition of Eliokem.

Cash payment for acquisition of Eliokem:
Cash payment to Eliokem sellers for:
Payment of Eliokem existing debt:
Amount due banks	$15.1
Long-term debt(1)	179.0

Total Eliokem debt repayments	194.1
Payment to Eliokem equity owners	92.0

Cash payment for acquisition of Eliokem(2)	286.1
Adjustment for Eliokem’s cash received	30.8

Total consideration transferred	316.9
Acquisition related costs(3)	4.5

Net cash payments	$321.4

(1)	Total debt of Eliokem includes convertible bonds that are payable to the equity owners or other related parties. These convertible bonds bear interest at 10.0%, with interest and principal due at maturity in 2016 and payable in cash upon a change in control in ownership of Eliokem. These convertible bonds may be redeemed for ordinary shares of Eliokem at the election of Eliokem. As required under U. S. GAAP, these convertible bonds are included as debt in Eliokem’s consolidated financial statements due to the potential cash payment features of the convertible bonds.

(2)	The purchase price consists of cash paid of $316.9 million less Eliokem’s existing cash balance of $30.8 million (as of August 31, 2010) for a net cash payment of $286.1 million.

(3)	Estimated acquisition costs that have not been incurred by OMNOVA through August 31, 2010 are also recorded as a charge to the retained deficit in the unaudited pro forma balance sheet.

(j) To recognize the net increase in fair value of assets acquired and liabilities to be assumed.

Adjustments to fair value for assets acquired and liabilities to be assumed(4):
Net inventory	$5.6
Net property, plant & equipment	28.8
Net identifiable intangible assets	5.3
Goodwill	74.5
Eliokem’s deferred financing costs	(1.6)
Deferred tax liability(5)	(11.6)

$101.0

(4)	See Note 4.

(5)	Deferred taxes are estimated based on the increase in the fair values of property, plant and equipment and identifiable intangible assets over historical values recorded by Eliokem prior to the Acquisition and the adjustments to deferred tax accounts reflected in the Unaudited Pro Forma Combined Financial Statements are based on prevailing marginal tax rates within applicable jurisdictions.

5. Pro Forma Adjustments (Continued)

(k) To eliminate historical shareholders’ equity of Eliokem.

Common Stock
Eliokem’s historical shareholders’ equity at August 31, 2010 consists of:
Additional paid in capital	$20.4
Retained deficit	5.5
Accumulated other comprehensive income	(4.1)

Total	$21.8

6. Adjusted EBITDA

EBITDA is calculated as net income (loss) less interest expense, taxes and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA less debt redemption expense, restructuring and severance, asset impairments, non-cash stock compensation and other items. Other items include pension curtailments, gains or losses on asset sales, work stoppage costs, tax indemnifications, legal settlements, flood related costs, gain on the dissolution of a joint venture, non-cash translation gains and losses on foreign denominated debt and other non-recurring items. Below is a reconciliation from net income to EBITDA and Adjusted EBITDA.

(in millions of U.S. dollars)	Year Ended November 30, 2009(1)	Nine Months Ended August 31, 2010	Twelve Months Ended August 31, 2010
Net income	$14.5	$20.6	$31.8
Interest expense	34.3	25.3	33.9
Amortization of deferred financing costs	2.5	1.9	2.6
Income tax	1.7	1.7	2.8
Depreciation and amortization	39.0	26.0	37.3

EBITDA	92.0	75.5	108.4

Restructuring and severance	6.0	.5	1.1
Asset impairments	1.1	6.2	6.6
Non-cash stock compensation	2.8	2.6	3.5
Other(1)	(2.4)	9.0	9.1

Adjusted EBITDA	$99.5	$93.8	$128.7

(1)	Other includes: for 2009, a pension plan curtailment gain of $0.9 million, flood-related costs of $0.6 million, non-cash net currency translation gains on Eliokem’s debt denominated in U.S. dollars of $2.0 million and net gains on asset sales of $0.1 million; for the nine months ended August 31, 2010, a gain of $9.7 million on the dissolution of the RohmNova joint venture, non-cash net currency translation losses on Eliokem’s debt denominated in U.S. dollars of $13.3 million, a gain of $9.7 million on the dissolution of the RohmNova joint venture, work stoppage costs of $4.3 million, foreign customs charges of $0.8 million and costs related to a legal settlement of $0.3 million, and for the twelve months ended August 31, 2010, non-cash net currency translation losses on Eliokem’s debt denominated in U.S. dollars of $13.9 million, a gain of $9.7 million on the dissolution of the RohmNova joint venture, a pension plan curtailment gain of $0.4 million, work stoppage costs of $4.3 million, foreign customs charges of $0.8 million, costs related to a legal settlement of $0.3 million and other gains of $0.1 million.

ELIOKEM SELECTED HISTORICAL FINANCIAL DATA

The following table presents summary historical financial data of Eliokem as of the dates and for the periods indicated. The historical financial data as of December 31, 2008 and 2009 and for each of the fiscal years ended December 31, 2007, 2008 and 2009 are derived from the audited consolidated financial statements of Eliokem included elsewhere in this exhibit. The historical financial data as of and for the eight-month periods ended August 31, 2009 and 2010 are derived from the unaudited consolidated financial statements of Eliokem included elsewhere in this exhibit and include, in the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for such periods and may not necessarily be indicative of the full-year results. Although Eliokem’s historical financial statements were prepared in euros, they have been prepared in accordance with U.S. GAAP.

The summary historical financial data of Eliokem should be read in conjunction with Eliokem’s financial statements and related notes appearing elsewhere in this exhibit.

	Year Ended December 31,			Eight Months Ended August 31,
	2007	2008	2009	2009	2010
	(in millions of euros)
Statement of Operations Data:
Net Sales	€166.4	€195.0	€164.3	€109.2	€148.5
Cost of goods sold	123.9	148.9	116.7	78.0	104.6

Gross profit	42.5	46.1	47.6	31.2	43.9
Selling, general and administrative	21.6	24.0	22.0	14.9	16.7
Depreciation and amortization	9.0	9.9	9.6	6.3	6.3
Restructuring and severance(1)	.8	.8	4.6	4.3	—
Interest expense	11.3	12.4	12.4	8.3	8.0
Other (income) expense, net	(6.6)	3.8	(2.8)	(2.8)	9.3

	36.1	50.9	45.8	31.0	40.3

Income (loss) before income taxes	6.4	(4.8)	1.8	.2	3.6
Income tax expense (benefit)	1.8	(2.8)	.9	.1	1.8

Net income (loss)	€4.6	€(2.0)	€.9	€.1	€1.8

Balance Sheet Data:
Cash and cash equivalents	€6.9	€10.8	€16.9	€21.6	€24.3
Working capital(2)	19.3	29.5	30.8	26.2	31.9
Total assets	181.4	201.1	199.6	206.5	221.7
Total debt	114.3	142.0	143.4	143.7	153.2
Payable to third parties	85.0	103.7	101.2	102.9	108.3
Payable to equity owners(3)	29.3	38.3	42.2	40.8	44.9
Total liabilities	167.5	190.1	187.2	189.3	204.4
Shareholders’ equity	13.9	11.0	12.4	17.2	17.2
Other Data:
Capital expenditures	€7.4	€7.5	€6.0	€3.0	€7.4

(1)	Restructuring and severance consisted primarily of severance costs for all periods presented.

(2)	Working capital is defined as total current assets excluding cash less total current liabilities, excluding current portion of long-term debt.

(3)	Total debt includes convertible bonds that are payable to the equity owners or other related parties of Eliokem. These convertible bonds bear interest at 10.0%, with interest and principal due at maturity in 2016 and payable in cash upon a change in control in ownership of Eliokem. These convertible bonds may be redeemed for ordinary shares of Eliokem at the election of Eliokem. As required under U.S. GAAP, these convertible bonds are included as debt in Eliokem’s consolidated financial statements due to the potential cash payment features of the convertible bonds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF ELIOKEM FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Eliokem is a worldwide developer, manufacturer and distributor of specialty chemicals used in a diverse range of niche applications. Eliokem was founded in 2001 when certain assets of the specialty chemicals business of The Goodyear Tire & Rubber Company were divested to Littlejohn & Co., LLC. In 2006, Littlejohn sold Eliokem to AXA Private Equity.

Eliokem’s specialty polymers and chemicals are used in a wide variety of end products. Eliokem’s product range is comprised of a mixture of long-standing, well-established product lines as well as numerous specialty innovations. Eliokem’s business is organized along five main business lines: specialty resins; antioxidants; specialty latices; elastomeric modifiers; and specialty rubbers.

Eliokem has focused on niche applications in mature markets like the United States and Western Europe as well as growing countries and regions like India, China, the Middle East and Southeast Asia. Eliokem’s sales are diverse both from a geographic perspective, with approximately 40% of its net sales in 2009 originating from China, India, the Middle East, Korea, Southeast Asia and Oceania, and from a customer perspective, with no single customer representing more than 4% of its net sales in 2009.

Eliokem is headquartered in Villejust, France and its principal manufacturing facilities are located in Le Havre, France; Akron, Ohio; Valia, India; and Ningbo and Caojing, China (which is expected to commence operations in the fourth quarter of 2010). Eliokem also has four technical centers located in Villejust, France; Akron, Ohio; Valia, India, and Ningbo, China that support the manufacturing facilities and provide customer technical service.

On February 15, 2008, Eliokem acquired the Polymer Division of Apar Industries in India. The Polymer Division is the sole Indian manufacturer of nitrile butadiene rubber and has a strong leadership position in India for this product. The acquisition included a plant located in Valia, India, a prominent petrochemical region in the Western state of Gujarat.

Results of operations for the Eight Months Ended August 31, 2010 Compared to the Eight Months Ended August 31, 2009.

Eliokem’s consolidated net sales for the eight months ended August 31, 2010 were €148.5 million, an increase of €39.3 million or 36%. The sales increase was primarily driven by higher volume of 16% and selling price increases. Sales growth occurred in all product lines except specialty rubbers. The highest sales growth was attained in specialty latices and elastomeric modifiers, with each product line achieving year-over-year sales growth of over 40%.

Cost of goods sold for the eight months ended August 31, 2010 was €104.6 million, an increase of €26.6 million, or 34%. Cost of goods sold increased mainly due to significantly higher raw material prices and volume increase.

Gross profit for the eight months ended August 31, 2010 was €43.9 million, an improvement of €12.7 million, due to higher selling prices and volume partially offset by higher raw materials. Gross profit margins for the first eight months of 2010 were 29.6% versus 28.6% for the same period a year ago.

Selling, general and administrative expenses for the eight months ended August 31, 2010 were €16.7 million, or 11.2% of sales, as compared to €14.9 million, or 13.6% of sales, in the comparable period of 2009. The increase of €1.8 million was due to higher selling expenses on the increased volume and higher accruals for incentive plans.

Other expense for the eight months ended August 31, 2010 increased €12.1 million due to non-cash losses on translation of Eliokem’s U.S. dollar-denominated debt into euros.

Net income for the eight months ended August 31, 2010 was €1.8 million, which was €1.7 million higher than the comparable period of 2009, partially driven by volume improvement.

Results of Operations of 2009 Compared to 2008

Eliokem’s consolidated net sales in 2009 were €164.3 million as compared to €195.0 million in 2008. Contributing to the sales decrease in 2009 were volume declines of 7% and lower pricing. Sales decline occurred in all product lines except specialty rubbers.

Cost of goods sold for 2009 was €116.7 million, a decrease of €32.2 million or 22%. The decrease was due to lower raw material costs and lower volume.

Gross profit in 2009 was €47.6 million with margins of 29.0% compared to €46.1 million in 2008 and margins of 23.6%. The improved margin was primarily due a decrease in raw material costs and improved product mix, partially offset by lower volume.

Selling, general and administrative expenses were €22.0 million in 2009 compared to €24.0 million in 2008, a decrease of €2.0 million, or 8%. The decrease was primarily due to cost savings initiatives and a reduction in the number of employees.

Interest expense was €12.4 million in 2009 and 2008. Eliokem has entered into interest rate swap agreements with certain financial institutions that are used to limit its interest rate exposure on a portion of its variable debt. Eliokem’s weighted average interest rate was 3.82% and 4.83% for 2009 and 2008, respectively.

During 2009, Eliokem incurred total restructuring costs of approximately €4.6 million. Eliokem initiated the restructuring program to reduce its operating costs and improve efficiencies. The cost was principally for severance expense for the workforce reduction actions.

Other (income)/expense, net was income of €2.8 million in 2009 compared to expense of €3.8 million in 2008. The change was driven primarily by the translation into euros of Eliokem’s U.S. dollar-denominated debt.

Income tax expense was €0.9 million in 2009 compared to an income tax benefit of €2.8 million in 2008. The change in the income tax provision for 2009 was primarily due to generating income in 2009 versus a loss in 2008.

Eliokem generated net income of €0.9 million in 2009 compared to a net loss of €2.0 million in 2008. The increase in net income was primarily due to margin improvement, cost reductions and the favorable change in foreign currency translations.

Environmental Matters

Eliokem’s capital budget for projects related to environmental matters is €1.2 million in 2010. As of August 31, 2010, Eliokem’s environmental reserve amount is €137 thousand.

ELIOKEM BUSINESS

Eliokem is a worldwide developer, manufacturer and distributor of specialty chemicals used in a diverse range of niche applications. Eliokem was founded in 2001 when certain assets of the specialty chemicals business of The Goodyear Tire & Rubber Company were divested to Littlejohn & Co., LLC. In 2006, Littlejohn sold Eliokem to AXA Private Equity. Eliokem is headquartered in Villejust, France.

Eliokem supplies products for a wide range of applications and end markets in more than 80 countries. Eliokem’s strengths include its innovative products, strong brands, product development and applications expertise, long-lasting customer relationships and a unique worldwide manufacturing footprint, which includes three facilities in Asia.

Eliokem focuses on high value, niche applications and works alongside its customers, providing a full range of value-added services from initial product conception, design and development, to final product launch and ongoing technical service. Many of Eliokem’s products benefit from high levels of brand recognition. Some Eliokem customers co-brand their products to final consumers using Eliokem’s trade names, such as Hydro Pliolite, Pliolite and Plioway.

Eliokem has pursued its emphasis on niche applications in mature markets like the United States and Western Europe as well as growing countries and regions like India, China, the Middle East and Southeast Asia. Approximately 40% of Eliokem’s manufacturing capacity is in Asia. Eliokem’s sales are diverse both from a geographic perspective, with approximately 40% of its net sales in 2009 originating from China, India, the Middle East, Korea, Southeast Asia and Oceania, and from a customer perspective, with no single customer representing more than 4% of its net sales in 2009.

Products

Eliokem’s specialty polymers and chemicals are used for a wide variety of applications and end products. Eliokem is organized along five main business lines: specialty resins; antioxidants; specialty latices; elastomeric modifiers; and specialty rubbers.

Specialty Resins

Eliokem’s specialty resins are primarily used in the paint and coatings industry to improve the adhesion, age resistance, waterproofing and stainblocking properties of its customers’ products. The specialty resins are also used as an additive for oil field chemical applications and as a modifier for rubber products. We believe Eliokem is a leader in Europe for all weather exterior masonry paints and worldwide for intumescent paints and odorless, solvent-based stainblockers. Sales of specialty resins accounted for approximately 43% of Eliokem’s net sales for the year ended December 31, 2009.

Antioxidants

Eliokem’s antioxidants are used for ABS plastic and natural rubber stabilization and in a diverse range of SB latex products. We believe Eliokem is a worldwide leader for ABS and natural rubber stabilization. Sales of antioxidants accounted for approximately 16% of Eliokem’s net sales for the year ended December 31, 2009.

Specialty Latices

Eliokem’s specialty latices are used to provide adhesion for reinforcing fabrics in tires, belts, hoses and other reinforced rubber products for automotive and industrial applications. Sales of specialty latices accounted for approximately 16% of Eliokem’s net sales for the year ended December 31, 2009.

Elastomeric Modifiers

Eliokem’s elastomeric modifiers are used to impart permanent flexibility to PVC and certain other thermoplastics used for high demand applications such as windows, gaskets, seals, weatherstripping, automotive and similar applications. Sales of elastomeric modifiers accounted for approximately 14% of Eliokem’s net sales for the year ended December 31, 2009.

Specialty Rubbers

Eliokem’s NBR bale, NBR-PVC master batch blends and other latex products are used for rubber parts requiring oil, gasoline, chemical or wear resistance. We believe Eliokem possesses a leading market position in India and is well-positioned to serve other Asian markets. Applications for Eliokem’s specialty rubbers include automotive parts, cables, hoses and other industrial rubber parts. Sales of specialty rubbers accounted for approximately 11% of Eliokem’s net sales for the year ended December 31, 2009.

Markets and Customers

Many markets for Eliokem’s products are highly competitive based on product performance, quality, customer service, price, field technical support and product innovations. In 2009, Eliokem’s largest customer accounted for approximately 3.8% of its net sales, and its top ten customers accounted for approximately 26.3% of its net sales in the aggregate. Major customers include Halliburton, MI SWACO, RPM, PPG Industries and AkzoNobel.

Marketing and Distribution

Eliokem’s sales operations are conducted through sales offices located throughout Europe (including Russia), the United States and Asia through a global direct sales force. Eliokem also conducts sales through an extensive network of worldwide distributors and agents selling into over 80 countries.

Competition

Eliokem competes with several large chemical companies including Dow, BASF, Styron, Hexion, Zeon, Celanese, Chemtura and Raschig. Depending on the products involved and markets served, the basis of competition varies and may include price, quality, customer and technical service, product performance and innovation and industry reputation.

Environmental Matters

The business operations of Eliokem, like those of other companies in the industries in which it operates, are subject to numerous federal, state, local and foreign environmental laws and regulations, including those relating to the protection of human health and the environment. Non-compliance with applicable requirements may result in significant fines or penalties, or limitations on operations. These laws and regulations not only affect current operations of Eliokem, but also could impose costs or liabilities for past operations that were conducted in compliance with applicable laws and regulations. There can be no assurance that these costs or liabilities will not have an adverse effect on our combined operations. For further discussion of Eliokem’s capital expenditures for environmental compliance, please refer to “Management’s Discussion and Analysis of Eliokem Financial Condition and Results of Operations—Eliokem—Environmental Matters.”

Employees

Eliokem employed approximately 600 employees at December 31, 2009, primarily in France and India.

Raw Materials

Eliokem utilizes a variety of raw materials, primarily monomers, in the manufacture of its products, all of which are generally available from multiple suppliers. Monomer costs are a major component of the products produced by Eliokem. Key monomers include styrene, butadiene and acrylonitrile.

Research and Development

Eliokem is committed to new product development, which it carries out through four technology centers located in Villejust, France; Valia, India; Ningbo, China; and Akron, Ohio that support research and development efforts across its businesses. Eliokem’s research and development expenses were $7.1 million in 2009, $8.2 million in 2008 and $7.5 million in 2007.

Properties

Eliokem’s corporate headquarters are located in Villejust, France. Eliokem has five manufacturing facilities located in Le Harve, France, Akron, Ohio, Valia, India and Ningbo and Caojing, China (which is expected to commence operations in the fourth quarter of 2010).

INDEPENDENT AUDITORS’ REPORT

To the President du Directoire of Eliokem International SAS

Eliokem International SAS

14, avenue des Tropiques

Z.A. de Courtaboeuf 2

Villejust

91955 Courtaboeuf Cedex

We have audited the accompanying balance sheets of Eliokem International SAS and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related statements of income, stockholders’ equity, and cash flows for the three years ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2009 and 2008, and the results of its operations and its cash flows for the three years ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & ASSOCIES

Neuilly-sur-Seine, France

July 12, 2010

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2009 AND 2008

(Euros in thousands)

	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	€16,864	€10,801
Accounts receivable—less allowance for doubtful accounts of €805 and €811 respectively	22,631	21,964
Inventories (Note 3)	23,263	26,283
Deferred income taxes (Note 9)	4,186	3,451
Other	4,620	4,969

Total current assets	71,564	67,468

PROPERTY, PLANT, AND EQUIPMENT (Note 4):
Property, plant, and equipment	90,281	84,966
Accumulated depreciation	(21,026)	(14,413)

Property, plant, and equipment—net	69,255	70,553

OTHER ASSETS:
Goodwill (Note 5)	35,966	36,026
Other intangible assets—net (Note 5)	21,059	24,023
Deferred loan costs—net of accumulated amortization of €1,102 and €772, respectively	1,429	1,774
Other	349	1,246

Total other assets	58,803	63,069

TOTAL	€199,622	€201,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt (Note 7)	€13,685	€7,504
Accounts payable	10,667	11,717
Accrued expenses (Note 6) and other current liabilities (Note 11)	13,199	15,439

Total current liabilities	37,551	34,660

LONG-TERM LIABILITIES:
Debt—less current portion (Note 7)	129,675	134,500
Deferred income taxes (Note 9)	13,972	14,047
Pension obligations (Note 12)	5,763	6,136
Other	253	735

Total long-term liabilities	149,663	155,418

SHAREHOLDERS’ EQUITY (Note 10):
Capital stock and paid-in capital	16,132	16,049
Retained earnings	2,576	1,715
Accumulated other comprehensive income (loss)	(6,300)	(6,752)

Total shareholders’ equity	12,408	11,012

TOTAL	€199,622	€201,090

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

(Euros in thousands)

	2009	2008	2007
SALES LESS FREIGHT	€164,353	€194,973	€166,406
OTHER COSTS OF SALES (including charge of €375 in 2008 for purchase accounting step up adjustment)	123,037	155,238	129,808

GROSS PROFIT	41,316	39,735	36,598
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	25,158	27,120	25,446

INCOME BEFORE INCOME TAXES AND OTHER INCOME (EXPENSE)	16,158	12,615	11,152

OTHER INCOME (EXPENSE):
Interest expense	(12,421)	(12,435)	(11,339)
Restructuring costs (Note 6)	(3,389)
Foreign currency—net	1,420	(4,649)	6,525
Miscellaneous income/(loss)		(334)

Other income (expense)—net	(14,391)	(17,418)	(4,814)

INCOME (LOSS) BEFORE INCOME TAXES	1,767	(4,803)	6,338
PROVISION FOR INCOME TAXES (Note 9)	906	(2,758)	1,759

NET INCOME (LOSS)	€861	€(2,045)	€4,579

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

(Euros in thousands, except share amounts)

	Bonds Reimbursible in Shares		Capital Stock		Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
	Units	Amount	Shares	Amount	Amount
BALANCE—January 1, 2007	300,000	€301	12,900,000	€12,900	€282	€(819)	€(1,952)	€10,712
Comprehensive income:
Net income						4,579		4,579
Adjustment in value		3						3
Paid-in capital increase/(decrease)					80			80
Pension plans’ funded status adjustment—net of €78 of taxes (Note 13)							155	155
Interest rate swap							(428)	(428)
Foreign currency translation adjustment							(1,191)	(1,191)

Comprehensive income								3,198

BALANCE—December 31, 2007	300,000	304	12,900,000	12,900	362	3,760	(3,416)	13,910
Issuance of common shares			2,400,000	2,400				2,400
Comprehensive income:
Net income						(2,045)		(2,045)
Adjustment in value		3						3
Paid-in capital increase/(decrease)					80			80
Pension plans’ funded status adjustment—net of €96 of taxes (Note 13)							(192)	(192)
Interest rate swap							(1,761)	(1,761)
Foreign currency hedge							369	369
Foreign currency translation adjustment							(1,752)	(1,752)

Comprehensive income								(5,298)

BALANCE—December 31, 2008	300,000	€307	15,300,000	€15,300	€442	€1,715	€(6,752)	€11,012

Comprehensive income:
Net income						861		861
Adjustment in value		3						3
Paid-in capital increase/(decrease)					80			80
Pension plans’ funded status adjustment—net of €138 of taxes (Note 12)							277	277
Interest rate swap							802	802
Foreign currency hedge							(215)	(215)
Foreign currency translation adjustment							(412)	(412)

Comprehensive income								1,396

BALANCE—December 31, 2009	300,000	€310	15,300,000	€15,300	€522	€2,576	€(6,300)	€12,408

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

(Euros in thousands)

	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	€861	€(2,045)	€4,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,994	7,417	6,549
Amortization of intangible assets	2,632	2,511	2,414
Noncash interest expense	5,258	4,792	4,077
Noncash compensation expense	80	80	80
(Gain)/loss on sale of property		334
Unrealized exchange (gain)/loss on dollar denominated debt	(2,577)	4,370	(7,633)
Deferred income taxes	(539)	(4,316)	842
Changes in operating assets and liabilities—net of effect of acquisition of a business in 2008:
Accounts receivable	(997)	10,217	164
Inventory	2,889	3,233	279
Other assets	1,214	(1,892)	(2,329)
Accounts payable	(988)	(20,760)	301
Accrued and other liabilities	(1,959)	1,538	1,892

Net cash provided by operating activities	12,868	5,478	11,215

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of property		3,047
Purchase of a business, including acquisition costs—net of cash acquired		(17,230)
Investment in the construction of a manufacturing facility	(1,934)	(2,767)
Capital expenditures	(4,083)	(4,702)	(7,350)

Net cash used in investing activities	(6,017)	(21,652)	(7,350)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of shares		2,400
Issuance of bonds		5,600
Advance on capital expenditure facility		12,500
Borrowings under revolving facilities	3,000	3,095	2,500
Payments made on debt	(3,416)	(3,252)	(6,149)

Net cash provided by/(used in) financing activities	(416)	20,343	(3,649)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(373)	(308)	(1,209)

NET CHANGE IN CASH AND CASH EQUIVALENTS	6,062	3,861	(993)
CASH AND CASH EQUIVALENTS—Beginning of year	10,801	6,940	7,933

CASH AND CASH EQUIVALENTS—End of year	€16,863	€10,801	€6,940

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the year for income taxes	€(68)	€2,128	€2,927

Cash paid during the year for interest	€9,700	€6,770	€5,579

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITY:
Decrease in negative fair value of interest rate swap contract—net of taxes (Note 7)	€(802)	€1,761	€428

Capital expenditures in accounts payable	€1,136	€635	€1,486

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

1. DESCRIPTION OF BUSINESS

Description of Business—Eliokem International SAS (“International”) and its wholly owned subsidiaries (collectively, “Eliokem” or the “Company”) manufacture resins, elastomeric modifiers and antioxidants for the specialty chemicals market throughout the world. These materials are used in a broad range of applications and industries including the production of paints and coatings, electrographic toners, thermoplastic compounds, and rubber and latex articles. Eliokem is headquartered in Villejust, France and its principal manufacturing facilities are located in Le Havre, France; Akron, Ohio; Ningbo, China; and Valia, India. Eliokem has five state of the art technical centers located in Villejust, France; Akron, Ohio; Singapore; Valia, India; and Shanghai, China that support the manufacturing facilities and serve as customer technical service centers.

Business and Credit Concentrations—Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. Cash and cash equivalents, mostly composed of deposits, are maintained with a number of major financial institutions in each of the regions that the Company operates. Credit risk from the ordinary course of trade activities is managed by the regional business units applicable to where the receivables are located. The Company performs ongoing credit evaluation of its customers. As of balance sheet date, none of its customers’ individual exposure exceeds 5% of the Company’s global position.

Acquisition—On February 15, 2008, the Company acquired the Polymer Division of Apar Industries in India for a cash payment of €19,311 and the assumption of €13,802 of the Sellers liabilities. The acquisition, including €1,167 of transaction costs, was funded with €2,400 of additional equity, €5,600 of additional convertible bonds, €12,500 drawn on the capex facility, and working capital. Subsequent to the acquisition, the Seller made a €3,251 payment to the Company for a purchase price adjustment related to working capital targets. This payment reduced the purchase price and the proceeds were used to fund the initial working capital needs of the acquired operation.

The acquisition includes a plant located in Valia, a prominent petrochemical region in the Western state of Gujarat, about 400 km North of Mumbai. The Polymer Division is the sole Indian manufacturer of nitrile rubber and has a strong leadership position in India. Its products offer excellent mechanical properties (abrasion and tear resistance) as well as exceptional chemical, oil and fuel resistance. End-use applications for this nitrile rubber include automotive parts and industrial goods such as rice rollers, hoses or shoe soles.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

1. DESCRIPTION OF BUSINESS (Continued)

In accordance with the purchase method of accounting, the €17,230 cost of this operation (including acquisition costs) has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition. Accordingly, amounts recorded for the transaction at February 15, 2008 were as follows:

Cash and cash equivalents	€
Accounts receivable		7,191
Inventories		7,993
Property, plant, and equipment		12,266
Goodwill		0
Customer relationships		437
Other intangible assets		2,119
Other assets		1,026

Total assets acquired		31,032

Accounts payable and other liabilities		13,802

Liabilities assumed		13,802

Net assets acquired		€17,230

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Presentation—The consolidated financial statements of Eliokem International SAS, reported in Euros, have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include the accounts of all majority-owned companies in which the Company has operating control. The Company has no investment in joint venture that would need to be accounted for under the equity method. All significant intercompany balances and transactions are eliminated in consolidation.

Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure, if any, of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the preparation of these Consolidated Financial Statements, estimates and assumptions have been made by management including the selection of useful lives of tangible and intangible assets, expected future cash flows from generating units to support impairment tests, income tax valuation allowances, provisions for legal disputes and assessment of the profitability of occurrence of hedged transactions. Actual results could differ from those estimates.

Cash Equivalents—Cash equivalents represent short-term, highly liquid investments that are readily convertible to known amounts of cash. Only investments with original maturities of three months or less are considered cash equivalents. The Company’s cash and cash equivalent deposits in the United States are held by 2 major banks and the balances will often exceed federal insurance limits.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable Allowances—The Company provides allowances for losses estimated to be incurred on existing trade accounts receivable. The allowances are based on historical collection experience and specific identification. Credit limits, ongoing credit evaluations and account monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required.

Inventories—Inventories are valued at the lower of average cost or market. Provision for potentially obsolete or slow-moving inventory (if any) is made based on management’s analysis of inventory levels and future sales forecasts.

Property, Plant, and Equipment—Property, plant, and equipment is stated at cost. Additions, renewals and betterments are capitalized and maintenance and repair costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are 40 years for buildings and improvements and 3 to 12 years for machinery and equipment. Leasehold improvements are amortized over the shorter of their useful life or the remaining lease term.

The Company assesses the potential impairment of its property upon the occurrence of triggering events indicative of potential impairment by determining whether the carrying value of the property can be recovered through projected, undiscounted cash flows from future operations over the property’s remaining estimated useful life. Any impairment recognized is the amount by which the carrying amount exceeds the fair value of the asset.

Deferred Loan Costs—Deferred loan costs are amortized using the effective interest method over the terms of the related loans. Amortization of loan costs is recognized as interest expense.

Intangible Assets—Intangible assets consist of identifiable intangibles (trademarks, patents, and customer relationships) and goodwill. Under the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, Intangibles—Goodwill and Other (formerly Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets), goodwill and other intangible assets, which have an indefinite useful life, are not amortized but required to be tested for impairment at least annually. The impairment test for goodwill involves: (1) identifying reporting units, (2) determining the carrying value of each reporting unit by assigning assets and liabilities, including existing goodwill and intangible assets, to those reporting units, and (3) determining the fair value of each reporting unit. If the carrying value of any reporting unit exceeds its fair value, then the amount of any goodwill impairment will be determined through a fair value analysis of each of the assigned assets (excluding goodwill) and liabilities. The impairment test for other intangible assets that have an indefinite useful life consists of a comparison of the fair value of the asset with its carrying value. The Company’s annual impairment test is performed as of its fiscal year end.

The Company assesses the recoverability of its amortizable intangible assets upon the occurrence of triggering events indicative of potential impairment by determining whether the amortization over their remaining life can be recovered through projected, undiscounted cash flows from future operations.

Intangible assets subject to amortization consist of the following:

Patents	6 years
Trademarks	23 years
Customer relationships	8 years
Other Intangibles	4 to 10 years

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Financial Instruments—The Company uses derivative financial instruments in the form of foreign currency forward exchange contracts and interest rate swap contracts to manage foreign currency and interest rate risks. The Company does not intend to trade these contracts.

Open speculative positions are not entered into. Derivatives (foreign exchange forward and swap contracts) are accounted for in accordance with FASB ASC 815, Accounting for Derivative instruments and Hedging Activities (formerly SFAS No. 133, Accounting for Derivative instruments and Hedging Activities), as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. If the derivative is designed as a cash flow hedge, the effective portions of the changes in the fair value of the derivative instrument are recorded in other comprehensive income in the consolidated balance sheet until the hedged item affects earning, and ineffective or excluded portions of changes in the fair value are recognized in the consolidated statements of operations as they arise. If the derivative instrument is terminated or settled prior to the expected maturity or realization of the underlying hedged item or if the hedging relationship is otherwise terminated, hedge accounting is discontinued prospectively.

All derivatives are recognized as either assets or liabilities in the consolidated balance sheet at fair value.

Equity Based Compensation—The Company has an equity based employee compensation plan, which is described more fully in Note 10. The Company accounts for this plan under the recognition and measurement principles of FASB ASC 718, Compensation—Stock Compensation (formerly SFAS No. 123, Accounting for Stock-Based Compensation), and accordingly, measures compensation expense under the plan based on the estimated fair value of the awards on the grant dates and amortizes the expense over the options’ vesting periods.

Foreign Currency Translation—Assets and liabilities of subsidiaries operating outside of France with a functional currency other than the Euro are translated into Euros using exchange rates at the end of the respective period. Sales, cost of sales and expenses are translated at average exchange rates effective during the respective period. Foreign currency translation gains and losses are included as a component of accumulated other comprehensive income. Foreign currency transaction gains and losses are included in the results of operations in the period incurred.

Revenue Recognition—The Company recognizes revenue when title and risk of loss have passed to the customer, which generally occurs at the time of shipment to or receipt by the customer depending on the specific sales terms. Sales are recorded net of discounts, rebates and returns.

Research and Development—Research and development costs are expensed when incurred and totaled €5,136, €5,591 and €5,474 in 2009, 2008 and 2007, respectively.

Income Taxes—The Company and its subsidiaries are subject to federal income taxes in the countries in which they are organized. Current and deferred taxes are computed based upon each company’s book and taxable income (loss). Deferred income taxes are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of various assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some or all of a deferred tax asset will not be realized.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

French income taxes and foreign withholding taxes are not provided on the undistributed earnings of foreign subsidiaries which are considered to be indefinitely reinvested in the operations of such subsidiaries. The amount of these earnings was approximately €7.5, €5.4 and €2.5 million at December 31, 2009, 2008 and 2007, respectively.

The Company has not taken any significant, uncertain tax positions and consequently no liability for such matter is recorded in the Company financial statements in accordance with FASB, ASC 740 Income Taxes (formerly Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109).

Asset Retirement Obligations—The Company accounts for asset retirement obligations in accordance with FASB ASC 410, Asset Retirement and Environmental Obligation (formerly SFAS No. 143, Accounting for Asset Retirement Obligations, and Interpretation No. 47 of the Financial Accounting Standards Board (“FIN No. 47”), Accounting for Conditional Asset-Retirement Obligations—an interpretation of FASB Statement No. 143). FASB ASC 410 requires the recognition of a liability for the fair value of a legal obligation to perform asset-retirement obligations (“AROs”) that are conditional on a future event if the amount can be reasonably estimated. The Company has identified AROs related to certain of its leased facilities and to asbestos remediation activities that may be required in the future. The Company records liabilities for AROs at the time they are identified and when they reasonably can be estimated. However, due to the long-term, productive nature of the Company’s manufacturing operations, absent plans to initiate asset retirement activities, the Company is unable to reasonably estimate the fair value of such asbestos remediation liabilities since the potential settlement dates cannot be determined at this time.

Defined Benefit Pension Plans—In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), which is codified primarily in FASB ASC 715. FASB ASC 715 requires an employer to recognize a plan’s funded status in its statement of financial position, measure a plan’s assets and obligations as of the end of the employer’s fiscal year and recognize the changes in a plan’s funded status in comprehensive income in the year in which the changes occur. FASB ASC 715’s requirement to recognize a plan’s funded status and the new disclosure requirements were effective for the Company as of December 31, 2008. The requirement to measure plan assets and benefit obligations as of the date of the Company’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Currently, the Company measures plan assets and benefit obligations as of the date of its fiscal year end. The Company adopted the provisions of FASB ASC 715 on December 31, 2007.

Comprehensive Income—The term “comprehensive income” represents the change in shareholders’ equity of the Company from transactions and other events and circumstances resulting from non-shareholder sources. The Company’s accumulated comprehensive income includes its net income plus or minus the effect of changes in the pension plans’ funded status and foreign currency translation adjustments, net of the effect of income taxes. These items are recorded directly in shareholders’ equity and are not included in net income.

Recently Adopted Accounting Pronouncements—In 2009, the Company adopted FASB Accounting Standards Update (ASU) 2009-01, Topic 105—Generally Accepted Accounting Principles, (ASU 2009-01). This pronouncement establishes the ASC as the source of authoritative accounting principles recognized by the FASB to be used by non governmental entities in the preparation of financial statements that are presented in conformity with generally accepted accounting principles in the United States. Adoption of ASU 2009-01 did not have a material effect on our consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In 2009, the Company adopted SFAS No. 165, Subsequent Events, which is codified primarily in ASC. SFAS No. 165 provides guidance on management’s assessment of subsequent events and incorporates this guidance into accounting literature. The implementation of this pronouncement did not have a material effect on our consolidated financial statements. The Company has evaluated subsequent events through July 1, the date the consolidated financial statements were available for issuance.

3. INVENTORIES

Inventories at December 31, 2009 and 2008 are comprised of the following:

Description	2009	2008
Raw materials	€6,602	€6,891
Work-in-process	690	841
Finished goods	16,737	20,009

Total	24,029	27,741
Excess and obsolete inventory reserve	(766)	(1,458)

Inventory—net	€23,263	€26,283

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at December 31, 2009 and 2008 are comprised of the following:

Description	2009	2008
Land	€7,790	€6,018
Buildings and improvements	12,119	11,785
Leasehold improvements	565	590
Machinery and equipment	58,075	54,690
Computer software and hardware	2,215	2,004
Research and development equipment	323	340
Office equipment	1,475	1,327
Construction in process	7,718	8,212

Total	90,281	84,966
Accumulated depreciation	(21,026)	(14,413)

Property, plant, and equipment—net	€69,255	€70,553

Construction in progress is principally composed of costs incurred in connection with installation of various equipment at the manufacturing sites to increase capacity and efficiency and to maintain compliance with regulatory requirements. Substantially all of these projects are expected to be completed in 2010 and are financed principally through working capital.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

5. INTANGIBLE ASSETS

Intangible assets subject to amortization at December 31, 2009 and 2008 consist of the following:

	2009
	Gross Carrying Amount	Accumulated Amortization	Net	Remaining Useful Life
Patents	€10,838	€(3,939)	€6,899	6 years
Trademarks	8,282	(1,063)	7,219	23 years
Customer relationships	8,615	(2,727)	5,888	8 years
Other Intangibles	1,604	(551)	1,053	3 to 9 years

Total	€29,339	€(8,280)	€21,059

	2008
	Gross Carrying Amount	Accumulated Amortization	Net	Remaining Useful Life
Patents	€10,838	€(2,717)	€8,121	7 years
Trademarks	8,572	(758)	7,814	24 years
Customer relationships	8,748	(1,907)	6,841	9 years
Other Intangibles	1,606	(359)	1,247	4 to 10 years

Total	€29,764	€(5,741)	€24,023

Information regarding the amortization expense of amortizable intangible assets is detailed below:

Actual Amortization Expense
Year ended December 31, 2007	€2,414

Year ended December 31, 2008	€2,511

Year ended December 31, 2009	€2,632

Estimated Amortization Expense
Years Ending December 31
2010	€2,643
2011	2,611
2012	2,495
2013	2,469
2014	2,469
Thereafter	8,371

Total	€21,059

The Company performed its annual impairment test of its intangible assets that have indefinite lives (goodwill) as of December 31, 2009, 2008 and 2007, and determined that no impairment exists.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

5. INTANGIBLE ASSETS (Continued)

The changes in the carrying amount of goodwill during the years ended December 31, 2009, 2008 and 2007 were as follows:

Balance—January 1, 2007	€35,471
Change in Goodwill, foreign currency impact	857

Balance—December 31, 2007	€36,328
Change in Goodwill, foreign currency impact	(302)

Balance—December 31, 2008	€36,026
Change in Goodwill, foreign currency impact	(60)

Balance—December 31, 2009	€35,966

6. ACCRUED EXPENSES AND INTEREST

Accrued expenses and interest at December 31, 2009 and 2008 are comprised of the following:

Description	2009	2008
Employee compensation and benefits	€7,627	€7,800
Interest	306	1,768
Rebates	283	601
Restructuring	66
Other	3,055	2,128

Total	€11,337	€12,297

During 2009, the Company restructured its operations to reduce its operating costs and improve efficiencies. This restructuring plan was implemented on a voluntary basis and according to local social legislation, in particular in the legal framework of a “Plan de Sauvegarde pour l’Emploi” in France which related to 33 employees.

The costs of this effort are shown as a restructuring charge in the accompanying consolidated statement of income for the year ended December 31, 2009 and are principally composed of redundancy indemnities and payment of the legal notice periods.

Restructuring balance for the year ended December 31, 2009 is as follow:

Balance at January 1, 2009	€0
Restructuring charge	3,389
Cash paid	(3,323)

Balance at December 31, 2009	€66

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

7. DEBT

Summary—Amounts due under debt arrangements at December 31, 2009 and 2008 are:

	2009
Company	Revolving Facilities	Term Loans	Subordinated Loan	Convertible Bonds	Other		Total
Eliokem International S.A.S.	€12,746	€41,540	€20,824	€42,165	€		€117,275
Eliokem S.A.S.	9,500						9,500
Eliokem, Inc.		15,987					15,987
Eliokem India Pvt						597	597

Total	22,246	57,528	20,824	42,165		597	143,360
Less amount due within one year	10,811	2,277				597	13,685

Balance due after 2010	€11,435	€55,251	€20,824	€42,165	€		€129,675

	2008
Company	Revolving Facilities	Term Loans	Subordinated Loan	Convertible Bonds	Other		Total
Eliokem International S.A.S.	€13,194	€44,957	€20,418	€38,332	€		€116,901
Eliokem S.A.S.	6,500						6,500
Eliokem, Inc.		17,140					17,140
Eliokem India Pvt						1,463	1,463

Total	19,694	62,097	20,418	38,332		1,463	142,004
Less amount due within one year	4,000	2,041				1,463	7,504

Balance due after 2009	€15,694	€60,056	€20,418	€38,332	€		€134,500

Required annual principal payments under the debt arrangements are:

Year	Amount
2010	€13,685
2011	6,486
2012	6,884
2013	7,026
2014	23,145
Thereafter	86,134

Total	€143,360

Revolving Facilities—Revolving facilities include a working capital revolving line of credit and a capital expenditure (capex) facility under the Company’s senior credit facility with certain financial institutions. The revolving facilities permit draws in multiple currencies.

The working capital facility provides a maximum of €10,000 of revolving credit through October 2013. The purpose is to meet the general working capital requirements of the operating companies. Interest is variable at

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

7. DEBT (Continued)

Euribor + 2.000% (weighted average rate of 2.481%, 7.345% and 7.009% at December 31, 2009, 2008 and 2007 respectively). The terms of the agreement require that the balance outstanding be less than the cash on hand for ten consecutive days each year. At December 31, 2009, €7,000 is outstanding under this facility.

The capex facility provided for borrowings up to €15,000 through October 2009. Interest is variable at LIBOR (or Euribor when applicable) + 2.000% (weighted average rate of 2.254%, 5.043% and 7.025% at December 31, 2009, 2008 and 2007 respectively) and is payable quarterly. Principal is due in semiannual installments equal to one-eight (1/8) of the amount advanced, provided that the first installment be repaid in April 2010, up to October 2013. At December 31, 2009, €15,246 is outstanding under this facility of which $18,362 (€12,746) is denominated in US Dollars.

Senior Term Loans—The Company has three term loans outstanding under its senior credit facility.

Term Loan A, with an original principal amount of $22,908, is payable in varying semiannual installments through 2013. The outstanding balance at December 31, 2009 is $16,189 (€11,238). Interest is variable at LIBOR + 2.000% (weighted average rate of 2.254%, 6.108% and 7.300% at December 31, 2009, 2008 and 2007 respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Term Loan B, with an original principal amount of $34,488, is payable in its entirety in 2014. The outstanding balance at December 31, 2009 is $33,342 (€23,145). Interest is at LIBOR + 2.625% (weighted average rate of 2.879%, 5.738% and 8.220% at December 31, 2009, 2008 and 2007 respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Term Loan C, with an original principal amount of $34,488, is payable in its entirety in 2015. The outstanding balance at December 31, 2009 is $33,342 (€23,145). Interest is at LIBOR + 3.125% (weighted average rate of 3.379%, 6.238% and 8.720% at December 31, 2009, 2008 and 2007 respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Subordinated Loan—The Subordinated Loan has a face value of $25,174. The loan is payable in its entirety on October 10, 2016, the repayment of which is subordinate to the senior term loans and the revolving facilities. Interest is at LIBOR + 10.000% (10.254%, 14.108% and 15.175% at December 31, 2009, 2008 and 2007 respectively). A portion of the interest, equal to 5.500%, is accrued each period, added to the outstanding principal balance and is due at maturity. The remaining interest payments may be made monthly, quarterly or semiannually at the Company’s option. At December 31, 2009, the recorded balance of the loan is $29,999 (€20,824), which is comprised of the outstanding principal balance of $25,174 (€17,475), plus accrued interest of $4,825 (€3,350).

Convertible Bonds—The Company issued 26,040,000 Convertible Bonds with a face value of €26,040 which were subscribed by the majority shareholder or related third parties. Interest at 10.000% is accrued each period, added to the outstanding principal balance and is due at maturity (January 10, 2016) or at the date of change of control of the Company. Principal and accrued interest are payable in cash. The Bonds are convertible into shares at the ratio of 7 bonds into 1 common share. In 2008, a further 5,712,000 bonds were issued to fund the acquisition of the operation in India. At December 31, 2009, the recorded balance of the bonds is €42,165, which is comprised of the face value of €31,752, plus accrued interest of €10,413.

Other Debt—The Company has various lines of credit and similar facilities to meet the working capital needs of its operations in India. The maximum borrowing under these facilities is 275 million Indian Rupees

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

7. DEBT (Continued)

(€4,102). Interest is 9.000% and 14.000% at December 31, 2009 and 2008 respectively. Payment is due upon demand. At December 31, 2009, €597 is outstanding under these facilities.

Collateral and Restrictive Covenants—Substantially all of the Company’s assets serve as collateral for the repayment of the Company’s obligations under the senior credit facility. The revolving facilities, the senior term loans and the Subordinated loan are subject to certain restrictive covenants that require, among other things, the maintenance of specified financial ratios, limit capital expenditures and restrict the payment of distributions to the shareholders.

Interest Rate Swaps—The Company has interest rate swap agreements with certain financial institutions. These swaps are used to limit the Company’s interest rate exposure on a portion of its variable rate term loans and the Subordinated loan. The swaps effectively fix the interest rate on the outstanding variable rate balance of these loans.

At December 31, 2009, the Company held interest rate swaps with a total notional value of K$260,000. These swaps fix the Company’s interest rate exposure on its variable rate term loans and Subordinated loan as follows: weighted average fixed rate of 2.649% on K$125,000 of debt through December 2010; weighted average fixed rate of 2.373% on K$120,000 of debt through December 2011; and weighted average fixed rate of 2.818% on K$85,000 of debt through December 2012. The notional value of the interest rate swaps held by the Company totaled K$125,000 at December 31, 2009, K$135,000 at December 31, 2008 and K$80,000 at December 31, 2007.

The Company has determined that the interest rate swaps held by the Company during 2009, 2008 and 2007 meet the criteria for cash flow hedge accounting. Accordingly, the change in fair value of the Company’s interest rate swap contracts is recorded as a component of other comprehensive income. The fair value of the interest rate swaps (see Note 11) is included in other current liabilities in the accompanying consolidated balance sheets.

Interest Rate Floors—Interest rate floor agreements represent a series of interest rate contracts under which the Company receives cash payments each quarter that the reference LIBOR rate is below the strike rate of the agreement.

In November 2006, the Company purchased an interest rate floor agreement with a notional amount of $40,000 and a strike rate of LIBOR 4.21%, payable quarterly beginning in December 2007 through December 2009. In May 2007, the Company purchased another interest rate floor agreement with a notional amount of $40,000 and a strike rate of LIBOR 4.83%, payable quarterly beginning in December 2007 through December 2009. The fair value of these interest rate floors is included in other current assets at December 31, 2007. In February and March, 2008, the Company sold their interest in the interest rate floor agreements for €2,040. In June 2008, the Company purchased an additional floor agreement with a notional amount of $80,000 and a strike rate of Libor 3%. This contract was sold in October, 2008 for €370.

Hedge of Foreign Currency Exposure on Debt—The Company is exposed to currency fluctuations between the cash flow generated by the operations in India denominated in Indian rupees and the underlying debt used to finance the purchase which is denominated in US dollars. In May, 2008, the Company entered into foreign currency forward contracts to minimize the impact of fluctuations between the US dollar and the Indian rupee. The Company has contracts that fix the exchange rate for 27 million rupees per calendar quarter into US dollars at rates ranging from 42.4 to 44.1 rupees per dollar through March 2011. The fair value of these forward contracts (see Note 11) is included in other current assets in the accompanying consolidated balance sheets.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

7. DEBT (Continued)

Because the hedge is an effective cash flow hedge, the change in its fair value is recorded as a component of other comprehensive income and has no impact on the Company’s reported net income. The fair value of the foreign currency forward contracts is included in other current assets in the accompanying consolidated balance sheets.

8. LEASE COMMITMENTS

In December, 2008 the Company sold the headquarters facility in Villejust, France for €3,048. The sale included both the land and the building which houses offices and the European Technical Center. In conjunction with the sale, the Company entered into a lease agreement for the facility for 9 years at €305 per year.

The Company also leases office space, equipment and vehicles. Future minimum rental payments under all operating leases with initial or remaining non cancelable terms in excess of one year as of December 31, 2009 are as follows:

Year	Amount
2010	€934
2011	658
2012	395
2013	316
2014	306
Thereafter	890

Total	€3,499

The Company’s rent expense in 2009, 2008 and 2007 totaled €1,360, €1,154 and €799 respectively. There is no financial lease.

9. INCOME TAXES

Information regarding the income tax provision (benefit) by taxing jurisdiction for the years ended December 31, 2009, 2008 and 2007 is as follows:

Description	2009	2008	2007
France	€(120)	€(3,542)	€1,537
United States	916	1,452	74
China	315	78	148
India	(205)	(746)

Total	€906	€(2,758)	€1,759

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

9. INCOME TAXES (Continued)

The income tax provision (benefit) for the years ended December 31, 2009, 2008 and 2007 consists of the following:

Description	2009	2008		2007
Current:
France	€441	€		€1,004
United States	1,131		1,218	1,717
China	303		132	141
India	105

Total current	1,980		1,350	2,862

Deferred:
France	(561)		(3,553)	(930)
United States	(215)		275	(180)
China	13		(57)	7
India	425		(1,635)
Valuation allowance*	(736)		862

Total deferred	(1,074)		(4,108)	(1,103)

Total	€906		€(2,758)	€1,759

*	Cancellation of Indian valuation allowance of KInr 55,301 constituted in 2008 and fully recovered in 2009 (net impact of foreign rate of K€ 126)

The Company’s income tax provision, as shown in the accompanying consolidated statement of income, differs from the amounts that would be obtained by using the federal statutory income tax rate, principally due to the effect the following:

Description	2009	2008	2007
Income/(loss) before income taxes	€1,767	€(4,803)	€6,338

Tax at normative rate (33.33%)	589	(1,601)	2,112
Other
Non deductible interests	1,200	667	479
India deferred tax assets recognition	(736)	862
Permanent difference India		(338)
France tax research credit	(486)	(483)	(492)
Subsidiaries at different rate	(360)	(59)	(270)
Forex to CTA	197	(1,207)
Miscellaneous	502	(599)	(70)
Expected income tax provision/(benefit)	€906	€(2,758)	€1,759

Actual income tax provision/(benefit)	€906	€(2,758)	€1,759

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

9. INCOME TAXES (Continued)

The components of the Company’s deferred tax assets and liabilities at December 31, 2009 and 2008 are as follows:

Description	2009	2008
Current deferred income tax asset (liability):
Employee compensation and benefits	€251	€349
Inventory	(31)	(67)
Net operating loss carryforwards	3,660	2,864
Other	306	305

Total	€4,186	€3,451

Noncurrent deferred income tax (asset) liability:
Depreciation and amortization	€15,333	€15,782
Financial instruments (warrants and hedging activities)	(495)	(931)
Employee retirement benefits	(1,902)	(2,057)
Other	1,036	1,253

Total	€13,972	€14,047

The Company operates in several taxing jurisdictions and is subject to examination by foreign and domestic taxing authorities. The Company’s income tax positions are based on research and interpretations of the income tax laws and rulings in each of the jurisdictions in which the Company does business. Due to the subjectivity of interpretations of laws and rulings in each jurisdiction, the Company’s estimates of income tax liabilities may differ from actual payments or assessments. With few exceptions, the Company no longer is subject to federal, state and local or foreign tax examinations for years before 2005.

The Company includes penalties and interest resulting from income tax liabilities in its consolidated income tax provision, when applicable. No significant penalties or interest were incurred during the years ended December 31, 2009, 2008 and 2007.

10. CAPITAL STOCK AND MANAGEMENT WARRANTS

Common Units—The Company has 15,300,000 authorized common shares with a par value of €1 per share, all of which were outstanding at December 31, 2009. All of the shares have voting rights.

Management Warrants—During 2006, certain executives and key employees of the Company were granted warrants for the right to purchase shares as specified in the warrant agreements. Unless terminated earlier, the warrants expire ten years from the date of issue. The fair value of the warrant awards when they were issued in 2006 was determined using the following assumptions: risk free interest rate of 3.700%, expected option life equal to three years and no expected volatility or dividend yield.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

10. CAPITAL STOCK AND MANAGEMENT WARRANTS (Continued)

A summary of the status of the Company’s management warrant plan as of December 31, 2009, and changes during the year then ended is provided below:

Description	Units	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding—January 1, 2007	2,640,000	€1.27	10 years
Purchased
Exercised
Forfeited

Outstanding—December 31, 2007	2,640,000	€1.27	9 years
Purchased
Exercised
Forfeited

Outstanding—December 31, 2008	2,640,000	€1.27	8 years
Purchased
Exercised
Forfeited

Outstanding—December 31, 2009	2,640,000	€1.27	7 years

Exercisable—end of year	0

Non-cash option compensation expense recognized in the accompanying consolidated statements of income during the years ended December 31, 2009 and 2008, totaled €80 and €80, respectively. As of December 31, 2009, there was no additional unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Company’s management warrant plan.

Bonds Reimbursable in Common Shares—The Bonds reimbursable in common shares have a €300 face value. 300,000 Bonds reimbursable in common shares were issued and subscribed by a related third party. Interest at 1.000% is accrued each year, added to the outstanding principal balance and is due at maturity (October 10, 2021) or at the date of a change of control of the Company. Principal and interest are payable in cash. The Bonds are convertible into common shares at a ratio of 1 bond into 1 common share.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

For its assets and liabilities that are measured at fair value on a recurring basis, the Company is required to classify and disclose the assets and liabilities based upon the lowest level of input that is significant to the measurement of their fair values. The classifications are based upon the fair value hierarchy specified in ACS Topic 820, Fair Value Measurements and Disclosures, and are based upon the reliability of the inputs used to determine fair value. Level 1 inputs represent quoted prices from active markets for identical assets or liabilities. Level 2 inputs represent quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

11. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable for the asset or liability. The following table sets forth, by level within the fair value hierarchy, a summary of the Company’s assets and liabilities that were measured at fair value at December 31, 2009 and 2008:

	Level	2009		2008
		Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	1	€16,864	€16,864	€10,801	€10,801
Foreign currency forward contracts	2	153	153	553	553
Interest rate swap	2

Total		€17,017	€17,017	€11,354	€11,354

Liabilities:
Foreign currency forward contracts	2
Interest rate swap	2	1,862	1,862	3,142	3,142

Total		€1,862	€1,862	€3,142	€3,142

The fair value of cash and cash equivalents equals their redemption value due to their short-term nature. The fair values of the interest rate swaps are obtained from counterparty quotes, which use discounted cash flows and the then-applicable forward interest rates, and the fair values of the forward currency forward contracts are obtained from counterparty quotes based on current market activity. Additional details regarding the foreign currency forward contracts and interest rate swaps is provided in Note 7.

The carrying value of the Company’s accounts receivable, accounts payable and accrued liabilities approximates their fair value at December 31, 2009 and 2008 due to the short-term maturities of these assets and liabilities. The Company also believes that the aggregate fair values of its revolving, term and Subordinated loans approximates their carrying amounts at December 31, 2009 and 2008 because the interest rates on the debt are reset on a frequent basis and reflect current market rates

12. EMPLOYEE BENEFIT PLANS

Defined Contribution Plans—The Company has defined contribution 401(k) profit sharing plans that cover substantially all of its eligible salary and hourly employees in Akron, Ohio. Participants may contribute between 1% and 15% of their compensation to the plan. The Company matches 100% of participant contributions up to the first 6% of compensation. Expense recognized by the Company during 2009, 2008 and 2007 for contributions to the profit sharing plans was €186, €206 and €182 respectively.

Defined Benefit Plans—The Company sponsors noncontributory defined benefit pension plans which cover substantially all its employees in France. Employees are paid benefits at retirement using formulas based upon years of service and compensation rates near retirement. The Company’s funding policy is to contribute amounts to satisfy local regulations.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

12. EMPLOYEE BENEFIT PLANS (Continued)

The Company also sponsors noncontributory defined benefit plans which cover substantially all its employees in India. Employees are paid benefits under certain circumstances and at retirement using formulas based upon years of service and compensation rates. The Company’s funding policy is to contribute amounts to satisfy local regulations.

The benefit obligations, fair value of plan assets, and funded status of the plans was as follows at December 31, 2009 and 2008:

Description	2009	2008
Accumulated benefit obligation	€4,601	€4,919

Projected benefit obligation	€5,875	€6,267
Fair value of the plans’ assets	(112)	(131)

Funded status	€5,763	€6,136

The change in the projected benefit obligations and assets of the plans for 2009 and 2008, and the amounts recognized in the accompanying consolidated balance sheet as of December 31, 2009 and 2008 were as follows:

	2009		2008
Change in Projected Benefit Obligations of the Plans:
Projected benefit obligation at the beginning of the year		€6,036		€5,661
Projected benefit obligation at the beginning of the year for the acquired companies		€225		€131
Service cost		997		282
Interest cost		289		305
Actuarial (gain) loss		49		552
Plan amendments		(226)
Settlements/curtailments		(737)
Benefits paid		(758)		(664)

Projected benefit obligation at the end of the year		5,875		6,267
Change in the Plans’ Assets:
Fair value of the plans’ assets at the beginning of the year	€		€
Actual return on the plans’ assets		133		123
Company contributions		737		673
Benefits paid		(758)		(664)

Fair value of the Plans’ assets at the end of the year		112		132

Funded Status of the Plans		€(5,763)		€(6,135)

Net Amounts Recognized in the Consolidated Balance Sheet:
Accrued expenses and other current liabilities		(969)		(1,205)
Long-term pension obligations		(4,793)		(4,931)

Funded Status of the Plans		€(5,763)		€(6,136)

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

12. EMPLOYEE BENEFIT PLANS (Continued)

The net periodic pension cost of the Company’s defined benefit pension plans consists of the following for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Service cost—benefits earned during the period	€981	€267	€294
Interest cost on projected benefit obligations	270	293	246
Expected return on the plans’ assets
Amortization of prior service costs	(8)	(8)	(17)
Recognized net actuarial loss (gain)	243	269	160
Settlement/curtailment loss (gain)	(737)

Net periodic pension cost	€749	€821	€683

The amount of the actuarial net loss and prior service cost recognized in accumulated other comprehensive income (loss) related to the Company’s defined benefit pension plans are comprised of the following:

	Actuarial Net Loss	Prior Service Cost	Total
Balance—January 1, 2007	€1	€(1,547)	€(1,546)
Adjustment to recognize changes in actuarial assumptions:
Pretax	515	(283)	232
Tax (provision) benefit	(173)	94	(79)

Total	343	(189)	154

Balance—December 31, 2007	344	(1,736)	(1,392)

Adjustment to recognize changes in actuarial assumptions:
Pretax	(478)	189	(289)
Tax (provision) benefit	159	(63)	96

Total	(319)	126	(193)

Balance—December 31, 2008	25	(1,610)	(1,585)

Adjustment to recognize changes in actuarial assumptions:
Pretax	(77)	492	415
Tax (provision) benefit	26	(164)	(138)

Total	(51)	328	277

Balance—December 31, 2009	€(26)	€(1,282)	€(1,308)

Amount expected to be recognized as a component of net periodic pension cost in 2010	€465	€172	€637

The Company amortizes actuarial gains and losses, as well as the effects of changes in actuarial assumptions and plan provisions, over the average remaining service period of participating employees expected to receive benefits under the plans.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

12. EMPLOYEE BENEFIT PLANS (Continued)

The Company’s weighted-average actuarial assumptions used to determine its benefit obligations at December 31, 2009 and 2008 for its defined benefit pension plans were as follows:

	2009		2008		2007
	France	India	France	India	France
Discount rate	5.0%	8.25%	5.5%	6.5%	5.5%
Rate of compensation increase	3.0%	6.50%	3.0%	6.0%	3.0%

The Company’s weighted-average assumptions used to determine net periodic pension cost for 2009, 2008 and 2007 were as follows:

	2009		2008		2007
	France	India	France	India	France
Discount rate	5.0%	8.25%	5.5%	6.5%	5.5%
Expected long-term rate of return on plan assets	n.a	8.25%	n.a	6.5%	n.a
Rate of compensation increase	3.0%	6.5%	3.0%	6.0%	3.0%

The Company expects to contribute €721 to its defined benefit pension plan in 2010 and the following benefit payments, which reflect expected future service, as appropriate, are expected to be made from the plans:

2010	€721
2011	173
2012	197
2013	161
2014	493
Years 2015–2018	2,540

13. CONTINGENCIES

Lawsuits and claims may be filed from time to time against the Company in the ordinary course of business. Management of the Company is of the opinion that the outcome of such matters will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity. The Company is subject to a wide variety of environmental laws that continue to be adopted and amended, including the requirement to perform certain restoration activities in France and other Company locations if operations were terminated. At this time, management has no plans to terminate such operations. Therefore, the ultimate extent of the Company’s liability for pending or potential fines, penalties, remedial costs, claims and litigation relating to environmental laws and health and safety matters and future capital expenditures that may be associated with environmental laws cannot be determined at this time. Management, with the assistance of outside environmental consultants, continually assesses the Company’s environmental contingencies. Management of the Company is of the opinion that the outcome of such matters will not have a material, adverse effect on the Company’s financial condition, results of operations or liquidity.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(Euros in thousands, except for per share information)

14. SUBSEQUENT EVENT

On January 28, 2010, the board of directors of the Company has decided to remove M. Philippe Carabin from his functions of President—Chief Executive Officer of the Company. M. Philippe Carabin has ceased any functions in the Company on June 21, 2010.

* * * * * *

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Euros in thousands)

	August 31, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	€24,290	€16,864
Accounts receivable—less allowance for doubtful accounts of €788 and €805, respectively	28,723	22,631
Inventories (Note 3)	27,912	23,263
Deferred income taxes (Note 8)	1,028	4,186
Other	6,514	4,620

Total current assets	88,467	71,564

PROPERTY, PLANT, AND EQUIPMENT (Note 4):
Property, plant, and equipment	102,185	90,281
Accumulated depreciation	(26,429)	(21,026)

Property, plant, and equipment—net	75,756	69,255

OTHER ASSETS:
Goodwill (Note 6)	34,863	35,966
Other intangible assets—net (Note 5)	20,903	21,059
Deferred loan costs—net of accumulated amortization of €1,289 and €1,102, respectively	1,268	1,429

Other	396	349

Total other assets	57,430	58,803

TOTAL	€221,653	€199,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt (Note 7)	€11,924	€13,685
Accounts payable	14,876	10,667
Accrued expenses and other current liabilities	17,377	13,199

Total current liabilities	44,177	37,551

LONG-TERM LIABILITIES:
Debt—less current portion (Note 7)	141,283	129,675
Deferred income taxes (Note 8)	13,159	13,972
Pension obligations	5,631	5,763
Other	174	253

Total long-term liabilities	160,247	149,663

SHAREHOLDERS’ EQUITY:
Capital stock and paid-in capital	16,135	16,132
Retained earnings	4,342	2,576
Accumulated other comprehensive income (loss)	(3,248)	(6,300)

Total shareholders’ equity	17,229	12,408

TOTAL	€221,653	€199,622

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(Euros in thousands)

(Unaudited)

	2010	2009
SALES LESS FREIGHT	€148,495	€109,220
OTHER COSTS OF SALES	108,893	82,216

GROSS PROFIT	39,602	27,003
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	18,009	16,885

INCOME BEFORE INCOME TAXES AND OTHER INCOME (EXPENSE)	21,593	10,119

OTHER INCOME (EXPENSE):
Interest expense	(8,013)	(8,341)
Restructuring costs	—	(3,411)
Foreign currency—net	(9,894)	1,850
Miscellaneous income (loss)	(63)	—

Other income (expense)—net	(17,971)	(9,902)

INCOME (LOSS) BEFORE INCOME TAXES	3,622	217
PROVISION FOR INCOME TAXES	1,857	111

NET INCOME (LOSS)	€1,765	€106

See notes to consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(Euros in thousands)

	August 31, 2010	August 31, 2009
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	€1,765	€106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,647	4,647
Amortization of intangible assets	1,631	1,617
Noncash compensation expense	3,812	3,520
(Gain)/loss on sale of property		53
Unrealized exchange (gain)/loss on dollar denominated debt	9,707	(1,457)
Deferred income taxes	2,334	734
Changes in operating assets and liabilities
Accounts receivable	(3,905)	(3,638)
Inventory	(3,343)	4,539
Other assets	(1,721)	(113)
Accounts payable	3,406	1,911
Accrued and other liabilities	1,728	1,371

Net cash provided by operating activities	20,060	13,291

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in the construction of a manufacturing facility	(4,825)	(678)
Capital expenditures	(2,525)	(2,274)

Net cash used in investing activities	(7,350)	(2,952)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving facilities		3,000
Payments made on debt	(6,178)	(2,258)

Net cash provided by/(used in) financing activities	(6,178)	742

EFFECT OF EXCHANGE RATE CHANGES ON CASH	894	(301)

NET CHANGE IN CASH AND CASH EQUIVALENTS	7,426	10,780
CASH AND CASH EQUIVALENTS—Beginning of year	16,864	10,801

CASH AND CASH EQUIVALENTS—End of year	€24,290	€21,581

See notes to the unaudited condensed consolidated financial statements.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amount in thousands, except for per share information)

1. DESCRIPTION OF BUSINESS

Description of Business—Eliokem International SAS (“International”) and its wholly owned subsidiaries (collectively, “Eliokem” or the “Company”) manufacture resins, elastomeric modifiers and antioxidants for the specialty chemicals market throughout the world. These materials are used in a broad range of applications and industries including the production of paints and coatings, electrographic toners, thermoplastic compounds, and rubber and latex articles. Eliokem is headquartered in Villejust, France and its principal manufacturing facilities are located in Le Havre, France; Akron, Ohio; Ningbo, China; and Valia, India. Eliokem has four state of the art technical centers located in Villejust, France; Akron, Ohio; Valia, India; and Shanghai, China that support the manufacturing facilities and serve as customer technical service centers.

Business and Credit Concentrations—Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. Cash and cash equivalents, mostly composed of deposits, are maintained with a number of major financial institutions in each of the regions that the Company operates. Credit risk from the ordinary course of trade activities is managed by the regional business units applicable to where the receivables are located. The Company performs ongoing credit evaluation of its customers. As of balance sheet date, none of its customers’ individual exposure exceeds 5% of the Company’s global position.

Significant Event of the period—In 2008, the Company has initiated a project to build another manufacturing plant in China. The plant will enhance the market position of the Company by placing certain manufacturing capability significantly closer to both the customers and to the sources of raw material supply. The total estimated cost of the project is $18,000 (RMB125,000). Through August 31, 2010 the Company has spent $16,000 and an additional $2,000 will be expensed to complete it.

On March 26, 2009, the Company has announced to the company’s central works council (Comité Central d’Entreprise) a PSE (Plan de Sauvegarde de l’Emploi). Its main goal was to get a more robust and nimble company to support recession period while securing the future by ensuring the business sustainability and growth. The costs of this effort are shown as a restructuring charge in the accompanying consolidated statement of income and are principally composed of severance expenses.

On January 28, 2010, the board of directors of the Company has decided to remove M. Philippe Carabin from his functions of President—Chief Executive Officer of the Company. M. Philippe Carabin has ceased any functions in the Company on June 21, 2010.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial statements and, therefore, do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. These interim statements should be read in conjunction with the financial statements and notes of Eliokem International SAS for the year ended December 31, 2009.

The balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date.

These interim condensed consolidated financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim period and all such adjustments are of a normal recurring nature except as disclosed herein. The results of operations for the interim period are not necessarily indicative, if annualized, of those to be expected for the full year.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

In our opinion, our interim condensed consolidated financial statements reflect all normal and recurring adjustments necessary to present fairly our financial position as of August 31, 2010, the results of our operations for eight-month periods ended August 31, 2010, and August 31, 2009, and cash flows for the eight-month periods ended August 31, 2010, and August 31, 2009.

The Company has historically experienced stronger sales and income in its second and third quarters. The Company’s performance in the fourth quarter has historically been weaker due to generally lower levels of customer manufacturing, construction and refurbishment activities over the holidays and cold winter months.

A detailed description of the Company’s significant accounting policies and management judgments is located in the audited consolidated financial statements for the year ended December 31, 2009.

Recently Adopted Accounting Pronouncements—On January 1, 2010, the first day of the 2010 fiscal year, we adopted:

Accounting Standards Update No. 2009-16, “Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets” (“ASU No. 2009-16”) (former SFAS No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140”). Our adoption did not have a material impact on our financial statements.

Accounting Standards Update No. 2009-17, “Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU No. 2009-17”) (former SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),”). The adoption of these standards did not have an impact on the financial statements of the Company. Our adoption did not have a material impact on our financial statements.

Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” (“ASU No. 2010-06”). Our adoption did not have a material impact on our financial statements or disclosures, as we had no transfers between Level 1 and Level 2 fair value measurements and no material classes of assets and liabilities that required additional disclosure.

Accounting Standards Update No. 2010-09 “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). The Company has evaluated subsequent events from the date on the balance sheet through the date these financial statements are issued. No material events or transactions occurred during this subsequent event reporting period which required recognition or disclosure in the financial statements.

Future Adoption of Accounting Standards—Accounting Standards Update No. 2009-13 “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements” (“ASU No. 2009-13”). ASU No. 2009-13 addresses the accounting for multiple-deliverable arrangements (complex contracts or related contracts that require the separate delivery of multiple goods and/or services) by expanding the circumstances in which vendors may account for deliverables separately rather than as a combined unit. This update clarifies the guidance on how to separate such deliverables and how to measure and allocate consideration for these arrangements to one or more

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

units of accounting. The existing guidance requires a vendor to use vendor-specific objective evidence or third-party evidence of selling price to separate deliverables in multiple-deliverable arrangements. In addition to retaining this guidance, in situations where vendor-specific objective evidence or third-party evidence is not available, ASU No. 2009-13 will require a vendor to allocate arrangement consideration to each deliverable in multiple-deliverable arrangements based on each deliverable’s relative selling price. This update also expands disclosure requirements for multiple deliverable arrangements, can be applied either prospectively or retrospectively, and is effective for fiscal years beginning on or after August 15, 2010, with early adoption permitted. We are assessing the impact that adoption of ASU No. 2009-13 will have on our financial statements.

ASU No. 2010-06—Certain provisions of ASU No. 2010-06 are effective for fiscal years beginning after December 15, 2010, which for us will be our 2011 first quarter. Those provisions, which amended Subtopic 820-10, will require us to present as separate line items all purchases, sales, issuances, and settlements of financial instruments valued using significant unobservable inputs (Level 3) in the reconciliation for fair value measurements, in contrast to the current aggregate presentation as a single line item. Although this may change the appearance of our fair value reconciliations, we do not believe the adoption will have a material impact on our financial statements or disclosures.

3. INVENTORIES

Inventories at August 31, 2010 and December 31, 2009 are comprised of the following:

Description	August 31, 2010	December 31, 2009
	(unaudited)
Raw materials	€7,512	€6,602
Work-in-process	1,763	690
Finished goods	19,437	16,737

Total	28,712	24,029
Excess and obsolete inventory reserve	(800)	(766)

Inventory—net	€27,912	€23,263

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at August 31, 2010 and December 31, 2009 are comprised of the following:

Description	August 31, 2010	December 31, 2009
	(unaudited)
Land	€8,222	€7,790
Buildings and improvements	12,687	12,119
Leasehold improvements	11,222	565
Machinery and equipment	50,447	58,075
Computer software and hardware	33	2,215
Research and development equipment	1,980	323
Office equipment	2,367	1,475
Construction in progress	15,226	7,718

Total	102,185	90,281
Accumulated depreciation	(26,429)	(21,026)

Property, plant, and equipment—net	€75,756	€69,255

Construction in progress is principally composed of costs incurred in connection with the installation of various equipment at manufacturing sites to enhance capacity and efficiency and to maintain compliance with regulatory requirements. Substantially all of these projects are expected to be completed in the course 2010 and are financed principally through working capital.

5. INTANGIBLE ASSETS

Intangible assets subject to amortization at August 31, 2010 and December 31, 2009 consist of the following:

	August 31, 2010 (unaudited)
	Gross Carrying Amount	Accumulated Amortization	Net	Remaining Useful Life
Patents	€10,838	€(4,753)	€6,085	6 years
Trademarks	9,408	(1,458)	7,949	23 years
Customer relationships	9,207	(3,496)	5,710	8 years
Other Intangibles	1,778	(619)	1,159	3 to 9 years

Total	€31,230	€(10,327)	€20,903

	December 31, 2009
	Gross Carrying Amount	Accumulated Amortization	Net	Remaining Useful Life
Patents	€10,838	€(3,939)	€6,899	6 years
Trademarks	8,282	(1,063)	7,219	23 years
Customer relationships	8,615	(2,727)	5,888	8 years
Other Intangibles	1,604	(551)	1,053	3 to 9 years

Total	€29,339	€(8,280)	€21,059

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

5. INTANGIBLE ASSETS (Continued)

Gross carrying amount variations are due to currency fluctuation. Amortization for the eight-month period ended August 31, 2010 was €1,631. Information regarding amortization expense for the next years is detailed below:

Estimated Amortization Expense
2010	€2,643
2011	2,611
2012	2,495
2013	2,469
2014	2,469
Thereafter	8,371

Total	€21,059

6. GOODWILL

Goodwill variation is due to currency fluctuation. Goodwill is not subject to amortization. The Company did not identify any triggering events that would impair its value.

7. DEBT

Summary—Amounts due under debt arrangements at August 31, 2010 and December 31, 2009 are:

	August 31, 2010 (unaudited)
Company	Revolving Facilities	Term Loans	Subordinated Loan	Convertible Bonds	Other		Total
Eliokem International S.A.S.	€12,671	€43,314	€24,527	€44,918	€		€125,430
Eliokem S.A.S.	9,188						9,188
Eliokem, Inc.		16,765					16,765
Eliokem India Pvt						1,825	1,825

Total	21,859	60,079	24,527	44,918		1,825	153,207
Less amount due within one year	9,123	976				1,825	11,924

Balance due after August 2011	€12,736	€59,103	€24,527	€44,918	€		€141,283

	December 31, 2009
Company	Revolving Facilities	Term Loans	Subordinated Loan	Convertible Bonds	Other		Total
Eliokem International S.A.S.	€12,746	€41,540	€20,824	€42,165	€		€117,275
Eliokem S.A.S.	9,500						9,500
Eliokem, Inc.		15,987					15,987
Eliokem India Pvt						597	597

Total	22,246	57,528	20,824	42,165		597	143,360
Less amount due within one year	10,811	2,277				597	13,685

Balance due after December 2010	€11,435	€55,251	€20,824	€42,165	€		€129,675

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

7. DEBT (Continued)

Revolving Facilities—Revolving facilities include a working capital revolving line of credit and a capital expenditure (capex) facility under the Company’s senior credit facility with certain financial institutions. The revolving facilities permit draws in multiple currencies.

The working capital facility provides a maximum of €10,000 of revolving credit through October 2013. The purpose is to meet the general working capital requirements of the operating companies. Interest is variable at Euribor + 1.250% (weighted average rate of 1,878% and 2.481% at August 31, 2010 and December 31, 2009, respectively). The terms of the agreement require that the balance outstanding be less than the cash on hand for ten consecutive days each year. At August 31, 2010, €7,000 is outstanding under this facility.

The capex facility provided for borrowings up to €15,000 through October 2013. Interest is variable at LIBOR (or Euribor when applicable) + 1.250% (weighted average rate of 1,562% and 2.254%, at August 31, 2010 and December 31, 2009, respectively) and is payable monthly, quarterly or semiannually at the Company’s option. At August 31, 2010, €14,859 is outstanding under this facility of which $16,067 (€12,671) is denominated in US Dollars.

Senior Term Loans—The Company has three term loans outstanding under its senior credit facility.

Term Loan A, with an original principal amount of $22,908, is payable in varying semiannual installments through 2013. The outstanding balance at August 31, 2010, is $13,688 (€10,795). Interest is variable at LIBOR + 1.250% (weighted average rate of 1.504% and 2.254%, at August 31, 2010 and December 31, 2009, respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Term Loan B, with an original principal amount of $34,488, is payable in its entirety in 2014. The outstanding balance at August 31, 2010 is $31,246 (€24,642). Interest is at LIBOR + 2.250% (weighted average rate of 2.504% and 2.879%, at August 31, 2010 and December 31, 2009, respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Term Loan C, with an original principal amount of $34,488, is payable in its entirety in 2015. The outstanding balance at August 31, 2010 is $31,246 (€24,642). Interest is at LIBOR + 3.125% (weighted average rate of 3.379% and 3.379% at August 31, 2010 and December 31, 2009, respectively). Interest payments may be made monthly, quarterly or semiannually at the Company’s option.

Subordinated Loan—The Subordinated Loan has a face value of $25,174. The loan is payable in its entirety on October 10, 2016, the repayment of which is subordinate to the senior term loans and the revolving facilities. Interest is at LIBOR + 10.000% (10.254% and 10.254% at August 31, 2010 and December 31, 2009, respectively). A portion of the interest, equal to 5.500%, is accrued each period, added to the outstanding principal balance and is due at maturity. The remaining interest payments may be made monthly, quarterly or semiannually at the Company’s option. At August 31, 2010, the recorded balance of the loan is $31,100 (€24,527), which is comprised of the outstanding principal balance of $25,174 (€19,853), plus accrued interest of $5,926 (€4,673).

Convertible Bonds—The Company issued 26,040,000 Convertible Bonds with a face value of €26,040 which were subscribed by the majority shareholder or related third parties. Interest at 10.000% is accrued each period, added to the outstanding principal balance and is due at maturity (January 10, 2016) or at the date of change of control of the Company. Principal and accrued interest are payable in cash. The Bonds are convertible

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

7. DEBT (Continued)

into shares at the ratio of 7 bonds into 1 common share. In 2008, a further 5,712,000 bonds were issued to fund the acquisition of the operation in India. At August 31, 2010, the recorded balance of the bonds is €44,918, which is comprised of the face value of €31,752, plus accrued interest of €13,166.

Other Debt—The Company has various lines of credit and similar facilities to meet the working capital needs of its operations in India. The maximum borrowing under these facilities is 275 million Indian Rupees (€4,830). Interest is 10.000% and 9.000% and at August 31, 2010 and December 31, 2009, respectively. Payment is due upon demand. At August 31, 2010, €1,825 is outstanding under these facilities.

Collateral and Restrictive Covenants—Substantially all of the Company’s assets serve as collateral for the repayment of the Company’s obligations under the senior credit facility. The revolving facilities, the senior term loans and the Subordinated loan are subject to certain restrictive covenants that require, among other things, the maintenance of specified financial ratios, limit capital expenditures and restrict the payment of distributions to the shareholders. During the period, the Company fully complied with its specified financial ratios.

Interest Rate Swaps—The Company has interest rate swap agreements with certain financial institutions. These swaps are used to limit the Company’s interest rate exposure on a portion of its variable rate term loans and the Subordinated loan. The swaps effectively fix the interest rate on the outstanding variable rate balance of these loans.

At August 31, 2010, the Company held interest rate swaps with a total notional value of $260,000. These swaps fix the Company’s interest rate exposure on its variable rate term loans and Subordinated loan as follows: weighted average fixed rate of 2.649 % on $125,000 of debt through December 2010; weighted average fixed rate of 2.373% on $120,000 of debt through December 2011; and weighted average fixed rate of 2.818 % on $85,000 of debt through December 2012.

The Company has determined that the interest rate swaps held by the Company during 2010 and 2009, meet the criteria for cash flow hedge accounting. Accordingly, the change in fair value of the Company’s interest rate swap contracts is recorded as a component of other comprehensive income. The fair value of the interest rate swaps (see Note 9) is included in other current liabilities in the accompanying unaudited condensed consolidated balance sheets.

Hedge of Foreign Currency Exposure on Debt—The Company is exposed to currency fluctuations between the cash flow generated by the operations in India denominated in Indian rupees and the underlying debt used to finance the purchase which is denominated in US dollars. In May, 2008, the Company entered into foreign currency forward contracts to minimize the impact of fluctuations between the US dollar and the Indian rupee. The Company has contracts that fix the exchange rate for 27 million rupees per calendar quarter into US dollars at rates ranging from 42.4 to 44.1 rupees per dollar through March 2011. The fair value of these forward contracts (see Note 9) is included in other current assets in the accompanying consolidated balance sheets.

Because the hedge is an effective cash flow hedge, the change in its fair value is recorded as a component of other comprehensive income and has no impact on the Company’s reported net income. The fair value of the foreign currency forward contracts is included in other current assets in the accompanying consolidated balance sheets.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

8. INCOME TAXES

The income tax provision (benefit) for the eight-month period ended August 31, 2009 of €111 has been calculated applying the audited December 31, 2009 Group effective tax rate to the profit before income tax of the period.

The income tax provision (benefit) for the eight-month period ended August 31, 2010 of €1,857 has been calculated applying an estimated December 31, 2010 group effective tax rate of 51% to the profit before income tax of the period.

The components of the Company’s deferred tax assets and liabilities at August 31, 2010 and December 31, 2009 are as follows:

Description	August 31, 2010	December 31, 2009
	(unaudited)
Current deferred income tax asset (liability):
Employee compensation and benefits	€419	€251
Inventory	(100)	(31)
Net operating loss carryforwards	3,182	3,660
Depreciation and amortization	(1,703)
Other	(770)	306

Total	€1,028	€4,186

Noncurrent deferred income tax (asset) liability:
Depreciation and amortization	€15,052	€15,333
Financial instruments (warrants and hedging activities)	(1,050)	(495)
Employee retirement benefits	(1,819)	(1,902)
Other	976	1,036

Total	€13,159	€13,972

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

For its assets and liabilities that are measured at fair value on a recurring basis, the Company is required to classify and disclose the assets and liabilities based upon the lowest level of input that is significant to the measurement of their fair values. The classifications are based upon the fair value hierarchy specified in ACS Topic 820, Fair Value Measurements and Disclosures, and are based upon the reliability of the inputs used to determine fair value. Level 1 inputs represent quoted prices from active markets for identical assets or liabilities. Level 2 inputs represent quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable for the asset or liability. The following table sets forth, by level within the fair value hierarchy, a summary of the Company’s assets and liabilities that were measured at fair value at August 31, 2010 and December 31, 2009:

		August 31, 2010 (unaudited)		December 31, 2009
	Level	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	1	€24,290	€24,290	€16,864	€16,864
Foreign currency forward contracts	2	113	113	153	153
Interest rate swap	2

Total		€24,404	€24,404	€17,017	€17,017

Liabilities:
Foreign currency forward contracts	2
Interest rate swap	2	3,588	3,588	1,862	1,862

Total		€3,588	€3,588	€1,862	€1,862

The fair value of cash and cash equivalents equals their redemption value due to their short-term nature. The fair values of the interest rate swaps are obtained from counterparty quotes, which use discounted cash flows and the then-applicable forward interest rates. These values are reviewed and agreed by management. The fair values of the forward currency forward contracts are obtained from counterparty quotes based on current market activity. Additional details regarding the foreign currency forward contracts and interest rate swaps is provided in Note 7.

The carrying value of the Company’s accounts receivable, accounts payable and accrued liabilities approximates their fair value at August 31, 2010 and December 31, 2009 due to the short-term maturities of these assets and liabilities. The Company also believes that the aggregate fair values of its revolving, term and Subordinated loans approximates their carrying amounts at August 31, 2010 and December 31, 2009 because the interest rates on the debt are reset on a frequent basis and reflect current market rates.

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

10. ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income at August 31, 2010 and December 31, 2009 are comprised of the following:

BALANCE—December 31, 2008	€(6,753)

Pension plans’ funded status adjustment—net of € 138 of taxes	277
Interest rate swap	802
Foreign currency hedge	(215)
Foreign currency translation adjustment	(411)

BALANCE—December 31, 2009	€(6,300)

Pension plans’ funded status adjustment—net of € 0 of taxes
Interest rate swap	(1,099)
Foreign currency hedge	(78)
Foreign currency translation adjustment	4,229

UNAUDITED BALANCE—August 31, 2010	€(3,248)

11. EMPLOYEE BENEFIT PLANS

Defined Contribution Plans—The Company has defined contribution 401(k) profit sharing plans that cover substantially all of its eligible salary and hourly employees in Akron, Ohio. Participants may contribute between 1% and 15% of their compensation to the plan. The Company matches 100% of participant contributions up to the first 6% of compensation. Expense recognized by the Company for the eight-months ended August 31 of 2010 and 2009 for contributions to the profit sharing plans was €133 and €126 respectively.

Defined Benefit Plans—The Company sponsors noncontributory defined benefit pension plans which cover substantially all its employees in France. Employees are paid benefits at retirement using formulas based upon years of service and compensation rates near retirement. The Company’s funding policy is to contribute amounts to satisfy local regulations.

The Company also sponsors noncontributory defined benefit plans which cover substantially all its employees in India. Employees are paid benefits under certain circumstances and at retirement using formulas based upon years of service and compensation rates. The Company’s funding policy is to contribute amounts to satisfy local regulations.

At the end of each fiscal year, an actuarial appraisal is done for the following year, and is used by the Company to estimate its monthly accruals. Based on this method the net periodic pension cost recognized for the eight-month period ended August 31, 2010 was €21 (including a curtailment gain of €459) and €521 as of August 31, 2009.

12. CONTINGENCIES

Lawsuits and claims may be filed from time to time against the Company in the ordinary course of business. Management of the Company is of the opinion that the outcome of such matters will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity. The Company is subject to a wide

ELIOKEM INTERNATIONAL SAS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EIGHT MONTHS ENDED AUGUST 31, 2010 AND 2009

(All amounts in thousands, except for per share information)

12. CONTINGENCIES (Continued)

variety of environmental laws that continue to be adopted and amended, including the requirement to perform certain restoration activities in France and other Company locations if operations were terminated. At this time, management has no plans to terminate such operations. Therefore, the ultimate extent of the Company’s liability for pending or potential fines, penalties, remedial costs, claims and litigation relating to environmental laws and health and safety matters and future capital expenditures that may be associated with environmental laws cannot be determined at this time. Management, with the assistance of outside environmental consultants, continually assesses the Company’s environmental contingencies. Management of the Company is of the opinion that the outcome of such matters will not have a material, adverse effect on the Company’s financial condition, results of operations or liquidity.

13. SUBSEQUENT EVENT

No event as occurred subsequent to August 31, 2010 and up to October 8, 2010.